UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): March 11, 2008

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101, Columbus, Ohio		43235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

11741 Costa Blanca Ave. Las Vegas, NV 89135
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 13, 2008, we filed the current report on Form 8K which inadvertently contained financials for the period ending September 30, 2007.  This Form 8K is being amended to include the correct financials for the period ending December 31, 2007.

CURRENT REPORT ON FORM 8-K

CAPITAL CITY ENERGY GROUP, INC.

 Item 1.01.  Entry into a Material Definitive Agreement

The Merger

On March 11, 2008, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Capital City Petroleum, Inc., a privately held Delaware corporation (“Capital City Petroleum”), and BabyDot Acquisition Corp. (“Acquisition Sub”), our newly formed wholly-owned Delaware subsidiary. In connection with the closing of this merger transaction, on March 11, 2008, Acquisition Sub merged with and into Capital City Petroleum (the “Merger”) with the filing of a certificate of merger with the Delaware Secretary of State.  As such, Capital City Petroleum became our wholly owned subsidiary.

In addition, pursuant to the terms and conditions of the Merger Agreement:

• Each share of Capital City Petroleum common stock issued and outstanding immediately prior to the closing of the Merger (other than shares held by stockholders who are entitled to demand and properly demand appraisal rights under Delaware law) was converted into the right to receive ten (10) shares of our common stock, par value $0.001 per share (the “Common Stock”). As a result, the shareholders of common stock of Capital City Petroleum (subject to perfection of appraisal rights) received 20,750,740 newly issued shares of Common Stock.

• Each share of Capital City Petroleum Series A Preferred Stock issued and outstanding immediately prior to the closing of the Merger (other than shares held by stockholders who are entitled to demand and properly demand appraisal rights under Delaware law) was converted into the right to receive ten (10) shares of our Series A Preferred Stock. As a result, the shareholders of Series A Preferred Stock of Capital City Petroleum (subject to perfection of appraisal rights) received 3,142,650 newly issued shares of our Series A Preferred Stock.  Our Series A Preferred Stock has substantially the same rights, preferences and designations as the Capital City Petroleum Series A Preferred Stock had.  As such, the Series Preferred Stock is convertible into shares of Common Stock, and have other rights as outlined under Item 2.01 of this Current Report under the heading “Description of Securities.”

• All issued and outstanding warrants to purchase shares of Capital City Petroleum common stock will be replaced by warrants to purchase Common Stock upon substantially identical terms, adjusted to reflect the conversion ratio of 10 to 1 in the Merger, such that, upon exercise of strike prices ranging from $0.10 to $1.50, calculated on a post-merger basis, the new warrants will be convertible into a total of 3,452,800 shares of Common Stock.

• Our Board of Directors was reconstituted to consist of Timothy W. Crawford (Chairman), Keith J. Kauffman, Daniel R. Coffee, John F. Harsh, David Beule, Todd E. Crawford, and Joseph A. Smith.

• Each of the parties provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of Capital City Petroleum’s voting stockholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Transfer of BabyDot LLC

On March 11, 2008, contemporaneously with the consummation of the Merger, in a separate transaction (hereinafter, the “Transfer”), we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with our former Chief Executive Officer and sole director, Jennie Slade.  Pursuant to the Purchase Agreement, we transferred our interest in all of the membership units of Baby Dot LLC, our wholly owned subsidiary, to Ms. Slade in exchange for the cancellation of 3,900,000 of her shares of Common Stock, and the cancellation of related party indebtedness owed by us to Ms. Slade in the amount of $7,749.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Our Current Capitalization

As a result of the Merger and Transfer, as of March 11, 2008, there were 26,810,740 shares of Common Stock issued and outstanding, 3,142,650 of our Series A Preferred Stock issued and outstanding, and warrants issued and outstanding to purchase a total of 3,452,800 shares of our Common Stock.  Additionally, our stockholders approved an equity incentive plan (the “Plan”) immediately prior to the Merger, pursuant to which up to 2,500,000 shares of Common Stock may be granted and issued upon the exercise of stock options.  None of the options and awards have been granted as of the date of this Current Report.

 Item 2.01.  Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “Capital City,” “we,” “our” and “us” or similar terms, refer to Capital City Energy Group, Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to Capital City Petroleum. Information about the Company and the principal terms of the Merger are set forth below.

MERGER

The Merger. In accordance with the Merger Agreement dated March 11, 2008, our Acquisition Sub merged with and into Capital City Petroleum, such that Capital City Petroleum became our wholly owned subsidiary.

The holders of common stock of Capital City Petroleum received the right to receive ten (10) shares of Common Stock for each issued and outstanding share of Capital City Petroleum’s common stock, for a total of 20,750,740 shares of Common Stock.  This amount represents 80.3% of the outstanding Common Stock, computed on a fully diluted basis, without regards to the Plan, following the Merger and Transfer transactions.

The holders of Series A Preferred Stock of Capital City Petroleum received the right to receive ten (10) shares of our Series A Preferred Stock for each issued and outstanding share of Capital City Petroleum’s Series A Preferred Stock, for a total of 3,142,650 shares of our Series A Preferred Stock. This amount represents 100% of our outstanding Series A Preferred Stock and 9.4% of outstanding Common Stock, computed on a fully diluted basis, without regards to the Plan, following the Merger and Transfer transactions.

All issued and outstanding warrants to purchase shares of Capital City Petroleum common stock were replaced for warrants to purchase Common Stock upon substantially identical terms, adjusted to reflect the conversion ratio of 10 to 1 in the Merger, such that, upon exercise of strike prices ranging from $0.10 to $1.50, calculated on a post-merger basis, the new warrants are convertible into a total of 3,452,800 shares of Common Stock.

Concurrently with the Merger, The Energy Acquisition Group LLC, an entity owned by certain officers of the Company, entered into an agreement to acquire 3,100,000 shares of common stock held by Ms. Slade.  Some of the members of The Energy Acquisition Group LLC are officers and directors of the Company.

At the time of the Merger, there were no options to purchase shares of capital stock outstanding. However, immediately prior to the Merger, we adopted the Plan allowing for the issuance of options to purchase up to 2,500,000 shares of Common Stock.  As of the date of the Merger, no options had been granted under the Plan.

There were 9,960,000 shares of Common Stock outstanding before giving effect to the stock issuances in the Merger and the cancellation in the Transfer.  Following these events, there were 26,810,740 shares of Common Stock outstanding, including:

Shares	Held by:
20,750,740	Capital City Petroleum Stockholders
2,960,000	Existing stockholders
3,100,000	The Energy Acquisition Group LLC

The shares of our capital stock issued to former holders of Capital City Petroleum’s capital stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

Prior to the Merger, there were no material relationships between us and Capital City Petroleum, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

General Changes Resulting from the Merger. We have sold our interest in Baby Dot LLC, the operating entity that carries on the baby accessories manufacturing and distribution business, to our former officer and director, Ms. Jennie Slade in exchange for the cancellation of 3,900,000 shares of Common Stock owned by her, and the cancellation of related party indebtedness owed by us to Ms. Slade in the amount of $7,749.  We intend to carry on the business of Capital City Petroleum as our primary line of business. We have relocated our principal executive offices to 8351 North High Street, Suite 101, Columbus, Ohio 43235 and our telephone number is 877-310-1614.

Pre-Merger stockholders of Capital City Petroleum will be required to exchange their existing Capital City Petroleum stock certificates for our certificates.  The Common Stock is currently quoted on the OTC Bulletin Board (“OTC Bulletin Board”), which is sponsored by the Financial Industry Regulatory Authority. (“FINRA”). The OTC Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information.  As of January 31, 2008, the shares of Common Stock were quoted on the OTC Bulletin Board under the symbol “CETG.”

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) Capital City Petroleum’s voting stock by written consent in lieu of a meeting, and (ii) BabyDot Acquisition Corp.’s common stock by written consent in lieu of a meeting.  Under Delaware corporate law, Capital City Petroleum stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Capital City Petroleum pay them the fair value of their shares.  Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

Changes to the Board of Directors. Immediately prior to the effective time of the Merger, Jennie Slade resigned as our sole officer and director. Pursuant to the terms of the Merger Agreement, Timothy W. Crawford (Chairman), Keith J. Kauffman, Daniel R. Coffee, John F. Harsh, David Beule, Todd E. Crawford and Joseph A. Smith were appointed as members of our Board of Directors.  Prior to the Merger, Timothy W. Crawford, Keith J. Kauffman and Michael McKenzie were the directors of Capital City Petroleum.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the Board of Directors and serve at the discretion of the Board of Directors.

Accounting Treatment; Change of Control. The Merger is being accounted for as a “reverse merger,” as the stockholders of Capital City Petroleum own a majority of the outstanding shares of our capital stock immediately following the Merger and now control our Board of Directors. Capital City Petroleum is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations of Capital City Petroleum prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of Capital City Petroleum. Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both companies, the historical operations of Capital City Petroleum, and our operations from the closing date of the Merger. As a result of the issuance of the shares of our capital stock pursuant to the Merger, a change in control of the Company occurred on the date of the consummation of the Merger. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Pursuant to Item 2.01(f) of Form 8-K, we are required to disclose the information that would be required if we were filing a general form for registration of securities on Form 10.  Such information follows.

DESCRIPTION OF OUR COMPANY

Overview of Our Company

We were formed on June 27, 2006 to engage in the business of designing, marketing and distributing handcrafted baby blankets and other accessories made from quality fabrics. Our business operations have been conducted through our wholly owned subsidiary, Baby Dot LLC, a limited liability company incorporated under the laws of the State of Nevada. As a consequence of the Merger and Transfer, we will no longer pursue our prior business plan and have already assigned all our interest in Baby Dot LLC to Ms. Slade, who has agreed to indemnify us against any related liabilities. Following the Merger, we will assume the business operations of Capital City Petroleum, as set forth in this Current Report.

Founded in 2003 and headquartered in Columbus, Ohio, Capital City Energy Group, Inc. is a rapidly expanding energy company.  Our business is evolving from being an innovative leader in the design, management and sponsorship of retail and institutional direct participation energy programs to become one of the few vertically integrated independent oil & natural gas companies.  Our strategy is to continue to grow a portfolio of core areas which provide growth opportunities through grass-roots drilling, operating, service companies, acquisitions and fund management.  This strategy we have named our “Triad” business model, which consists of: Fund Management, Principal Investments and Strategic Acquisitions of energy related companies.

Capital City Petroleum began its operations when the price of oil & gas was undervalued, given today’s pricing environment, and there were significant opportunities to create income streams and asset accumulation programs for investors through the development of private equity funds.  The oil and gas price increases that started in 2004 and continued through 2007 are viewed by many as a long term watershed event which has fueled the interest in participating in energy investments by retail investors and institutions alike.  This new outlook among investors towards the energy sector, particularly with the emergence of specific alternative asset investments, has facilitated Capital City Petroleum’s growth, position, and reputation as a meaningful participant in the energy fund management business.

At first, Capital City Petroleum managed various funds interested in investing in oil and gas properties.  In late 2006, however, the Company began making principal investments in energy properties alongside the funds it was managing.  The Company committed its capital to purchasing various interests in production and development wells for its own account.  These interests were purchased from the operators where we had a previous relationship within the fund management platform.  This initiative was the Company’s first step in moving towards its innovative Triad (“Triad”) business model.

We plan to aggressively pursue our Triad business model by acquiring energy-related businesses that are strategic to the core fund management and principal investment business such as drillers, operators, service companies, pipelines, and lease owners, among others.  The combination of the Triad strategy is allowing us to become more opportunistic and afford us greater strategic control over our investments through vertical integration.  We believe the direct ownership in the full spectrum of assets within the energy industry transforms Capital City Energy Group into a more dynamic and full-service energy company.

Capital City Energy Group understands that high standards of business conduct, effective corporate governance, sound financial controls, operational integrity and community engagement are fundamental to sustained business success.  The management and staff share this commitment and dedication to our core values, which are essential to our continued success.

Our goal is to build shareholder value by:

➢	Meeting the investment community’s need for energy opportunities;

➢	Owning and managing a portfolio of energy properties; and

➢	Strategic acquisitions and the management of energy related companies.

Capital City Energy Group’s drivers for success are:

➢	Scalable growth business model

➢	Strength and vision of management team

➢	Proprietary relationships with operator partners

➢	Expansion through strategic acquisitions

➢	Earnings growth through economies of scale and management efficiencies

Our vision is to rapidly grow shareholder value through our “Triad” business model.  Each prong of our model is discussed in turn.

Fund Management

Under our Fund Management Division, we fund and manage energy properties for retail and institutional investors.  These energy funds are organized as separate entities, but marketed under the name of Capital City Energy Funds (hereinafter, the “Funds”). The Funds are currently advised directly by Capital City Petroleum, but we plan to transfer that role in the near future to Avanti Energy Partners, LLC (“Avanti”), a privately held company managed by Capital City Petroleum.  The Funds are structured as direct participation programs for accredited investors and distributed through regional broker-dealers, financial planners, registered investment advisors and wholesalers of financial service products for the benefit of their clients.  Each Fund has its own separate general partner as its manager.  As an advisor of to each Fund, we derive revenue and earnings through one-time and ongoing “management fees,” described more fully below.

Development of Our Funds

The Funds are rooted in the business of a company known as The Opportunity Fund, LLC (fka Capital City Partners, LLC) (hereinafter, the “Opportunity Fund”), which provides portfolio management and investment services to accredited investors.  Following the Merger and Transfer, The Opportunity Fund became a major shareholder of our company.

The Funds were originally advised by Capital City Petroleum, LLC, which was once owned solely by The Opportunity Fund.   Capital City Petroleum, LLC was later capitalized with funds from additional investors, and on October 18, 2007, the entity was converted to a C-Corp, and renamed “Capital City Petroleum, Inc.”

Prior to the extended bull market in energy prices, The Opportunity Fund recognized the need to provide their clients with some exposure to alternative asset classes such as commodities including oil and natural gas resources.  This particular asset class associated with our Funds did not correlate to the traditional returns associated with the stock or bond markets, and thus served to fill a void by providing high yield income opportunities, while lowering overall portfolio volatility.  This was the genesis of Capital City

Energy Fund V (dba Capital City Energy Fund V, LLC), a direct participation blind pool investing in oil, natural gas and lease acreage opportunities across the country.  This Fund was structured as a diverse and balanced collection of small working interest investments in a variety of energy properties including existing production, developmental drilling, lease acreage, and exploration opportunities with established and successful oil & natural gas operating companies.  Distributions were paid to investors from the production revenue generated by the wells, and the substantial tax advantages afforded by the IRS passed through the Fund to the investors.  The early success of Capital City Energy Fund V led to a series of similar fund offerings which resulted in a total of nine (9) Funds with total investment capital of $18,302,000 subscribed and closed by the end of 2007.

Capital City Petroleum, LLC, an advisor to the Funds but essentially serving as the managing entity of the Funds, directed all aspects of the Funds including locating and evaluating energy properties, directing investment funds to selected properties, establishing relationships with oil and gas operating companies, conducting background checks on key operator personnel, running back office operations, and securing necessary legal, accounting and banking services.  The principals of Capital City Petroleum, LLC included Keith Kauffman – CEO, Michael McKenzie – President, and Timothy Crawford – Chief Operations Officer.  Mr. Crawford and Mr. McKenzie are two of the five members of The Opportunity Fund and as such were compensated outside of Capital City Petroleum, LLC.  Mr. Kauffman was paid a salary directly by Capital City Petroleum, LLC.  For its services provided to the Funds, Capital City Petroleum, LLC was paid an upfront management fee as the Funds were subscribed to by investors, in addition to a 10% participation of the back end revenue distributions.

Going forward, Avanti will serve as an advisor to the Funds.  The structure of the Funds has been adjusted over time to provide for more favorable and efficient utilization of the tax benefits for the accredited investors.

Our Current Funds

The current Funds are structured as partnerships and offer a diversified holding of direct investments in oil wells, natural gas wells, pipelines, royalty acreage and mineral rights, which generate income for the Funds. The primary objective of the Funds is income in the form of cash distributions and tax deductions from Intangible drilling experience. In total, the Funds hold positions with 14 different oil and gas operators with locations throughout 9 states. Frequently, the operating companies will have a significant portion of their own capital invested in the position which gives further financial incentive for the success of all parties involved.

The business model for the Funds is both replicable and scalable. We have completed nine retail Fund offering placements, with a tenth Fund recently launched.  The retail Funds are $5 million partnerships, which can be scaled up to $100 million placements for corporate, institutional and Taft-Hartley investors. Economies of scale allow for more favorable terms of participation with the operators, and a greater percentage of the initial investment working in the ground with larger institutional Funds.

There are significant barriers to entry that relate to this business model. A great deal of energy industry expertise has been assembled for the benefit of the Funds. Successful business relationships with external oil and gas operating companies have been established, fostered and nurtured for several years. We have reached a point in the marketplace where additional successful oil and gas operators are beginning to seek out and make unsolicited contacts with us. Adding to this nucleus of energy industry experience are numerous supporting relationships from legal, accounting, geological and marketing organizations. The business model is also highly regulated from a federal and state perspective. The logistical operations that make up the back office have been established to be cost effective, scalable and efficient.

We have enjoyed substantial growth in revenues and assets as an energy fund management company.  Since inception, we have raised in excess of $20 million of investor capital through the sponsorship of nine income-oriented energy investment funds and partnerships.  As mentioned, we have recently launched our tenth retail fund and look forward to our first institutional fund, which we hope will have invested capital of up to $25 million, during the 3rd quarter of 2008.

Management of Our Funds

The Contribution Agreements

After Capital City Petroleum, LLC converted to a C-Corp on October 18, 2007, the first seven Funds contributed their assets to Capital City Petroleum, Inc (“Capital City Petroleum”).  The Contribution Agreements were executed with the Funds on October 29, 2007.  This transaction allowed the Fund investors the opportunity to monetize their assets into a diversified operating company, with the expectation to become a publicly traded company.  (We were not contractually obligated to become a publicly traded company under the Contribution Agreements.) It also provided Capital City Petroleum an asset base and operating income from which to further expand the Triad business model.  The two Funds that did not consolidate with Capital City Petroleum were the two newest offerings, CCEF XIV and CCEF XVI, LP. These Funds were not as seasoned as those which participated in the Contribution Agreements, as they had not returned all applicable tax benefits and write-offs to their investors, and CCEF XVI, LP was still open and accepting subscriptions.

The following table shows each respective Fund, location of oil and gas lease and/or land contributed, value of the property contributed, and the consideration received by each Fund of common and preferred stock in Capital City Petroleum.

Name of Fund	States of Property Contributed	Value of Property Contributed	Common Shares Received	Series A Preferred Shares Received
Zenith Fund V, LLC	TX; OH; WY; LA; TX; KS	$987,149	26,060.73	26,455.59
Zenith Fund VI, LLC	TX; OH; WY; LA; IN; CA; OK	$1,460,446	38,555.77	39,139.95
Zenith Fund VIII, LLC	TX; OH; WY; LA; OK	$1,636,716	43,209.30	43,863.99
Zenith Fund IX, LLC	TX; OH; WY; IN; LA; KS	$1,754,830	46,327.51	47,029.44
Zenith Fund X, LLC	TX; NE; OH; WY; LA; IN; KS; OK; CA; AR	$2,065,049	54,517.29	55,343.31
Zenith Fund XI, LLC	TX; OH; WY; LA;	$1,527,266	40,319.82	40,930.73
Capital City Energy Fund XII, LLC	TX; NE; LA; IN; OK; CA	$2,610,037	68,904.98	69,948.99

In connection with the above transactions, The Opportunity Fund, a company controlled by CCSSM Partners, LLC, which is controlled by Timothy Crawford, Todd Crawford and Joseph Smith, our officers and directors, received warrants to purchase a total of 34,400 shares of Common Stock in Capital City Petroleum (now rights to purchase 344,000 shares of our common stock as a result of the Merger).  Capital City Consulting Group LLC, once owned by The Opportunity Fund but later transferred to Capital City Partners, Inc., is the investment banking firm that consulted to Capital City Petroleum on the Contribution Agreements and their implementation.  The warrants were part of the compensation earned by Capital City Consulting Group LLC as per their existing Investment Banking Agreement for consulting services and the successful execution of the advisory mandate.

The foregoing description of the Contribution Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreements, which are filed as Exhibits 10.2-10.8 hereto and incorporated herein by reference.

Avanti Energy Partners, LLC

Post- Merger, our Fund Management Division will be operated through our wholly owned subsidiary, Avanti Energy Partners, LLC, an Ohio limited liability company (“Avanti”), which will oversee all duties related to the management of the Funds after the Merger.

As managing general partner of the Funds owned by Capital City Petroleum and advisor to the stand-alone Funds, Avanti will utilize the vast energy industry experience of its management team and third-party consultants, the core of which is our present officers and directors, to create income-oriented direct participation investment programs which are marketed directly to regional broker-dealers, financial planners and registered investment advisors for the benefit of their clients. Avanti will design, structure, and manage the portfolio of energy properties for the Funds.

In addition to its role in connection with the Funds, Avanti will also manage direct participation programs for institutional investors and industry joint venture partners. The Fund Management division will focus its revenue growth efforts by investing in the expansion of its retail and institutional distribution capabilities. We have established marketing programs to serve our growing investor and sponsor base by increasing our distribution channels to include multiple regional broker dealers, registered investment advisors and financial planners. The divisional goal is to increase our assets under management.

The performance of each Fund is continually monitored, and when necessary, positions are either acquired or sold for the benefit of the Fund.  The primary responsibility of Avanti of each Fund is to locate, screen, evaluate and select the energy properties for the Funds. Avanti will utilize strategic business relationships with oil and gas operators across the United States to generate investment opportunities. These relationships have strengthened over time due to synergies in the business goals of the Funds and those of the operators. As part of a prudent practice of risk management, the operating companies may offer up to 75% of a prospect to external venture partners. In turn for receiving a readily available inventory of prospects, the Funds provide a steady source of investment capital to the operators allowing them to complete their projects. Over time, Avanti plans to leverage these relationships to conduct business with the highest quality oil and gas operators on a regular basis for the benefit of the Funds. This will allow Avanti to avoid the heavily promoted or syndicated projects, which is typically utilized by many of our competitors resulting in higher costs and excessive markups.

Avanti will rely on internal expertise along with input from independent consulting geologists to make investment decisions. As required, Avanti will employ certified petroleum geologists with regional expertise. Furthermore, we have developed a proprietary economic analysis model (described below) that will allow Avanti to use in concert with third party recommendations in making investment decisions. Conservative resource production and pricing scenarios are utilized to project investment returns and downside sensitivities are examined to provide further justification to the viability of the project.

All back office operations will be managed by the Company, through Avanti, including distribution of the Funds, issuing certificates of ownership, receiving investor monies, processing operator revenue checks, and issuing monthly investor distribution checks. In addition, the Company executes operator subscription documents, joint operating agreements, and files title assignment documents which verify ownership interests in the energy properties.  The management of the Funds generates fee revenue from front-end management services and a two percent annual advisory fee. Front-end fees pay for the distribution and printing costs, legal, marketing, accounting, geological review, evaluating the prospects for investment and broker dealer sales commissions.

Investment Philosophy

Our proprietary oil and natural gas investment process is anchored in Modern Portfolio Theory’s (“MPT”) risk management through diversification to obtain the desired return on investment. It is a fully diversified approach that is applied to direct participation in oil and natural gas. This is achieved by:

➢	Acquiring a significant number of properties owned;

➢	Diversifying by types of properties owned (developmental wells, exploratory wells, producing wells, pipelines, mineral rights interest, royalty acreage, etc.);

➢	Diversifying the geographic locations of the properties;

➢	Diversifying the commodities they produce (oil, natural gas, coalbed methane and other fuels); and

➢	Utilizing a variety of companies that operate these properties.

Our methodology takes into consideration the development completion time horizons and life expectancies for the various properties included in the investment portfolio. The properties are laddered out in stages to create a sustainable long term revenue stream.

We intend to focus on direct energy investments. Direct energy investments introduce an alternative asset class which is not correlated with traditional stock market indices such as the S&P 500, the NASDAQ or equities in general. Adding direct energy investments into an investment portfolio can help offset stock market volatility. Another component of MPT is the investment’s volatility as measured by standard deviation, or the variability of the expected returns. In this respect, energy investments can help to reduce the overall volatility of the portfolio.

Avanti has established a formula (as detailed below) to determine each Fund’s right to participate in various energy property prospects. The formula determines the maximum amount of investment for each Fund, prior to applying additional filters related to the diversification limitations.  The maximum amount per Fund is a combination of the following:

➢	Investment in the prospect is not to exceed 5% of the total amount of the Fund’s capital; and

➢	Investment in the prospect is not to exceed a 50% working interest ownership.

Because Avanti targets investments of no more than 5% in any one specific oil & gas property, each Fund is able to accumulate 20 unique positions to manage risk. It is anticipated that the total investment portfolio of any particular Fund will exceed this minimum number of positions.

Capital City Energy Group diversifies its energy holdings both by resource type and by geography. The primary objective is to acquire lower risk developmental, or “infill,” wells to be drilled within the boundaries of a commercially defined reservoir. Another strategy is to drill adjacent, or “offset,” to a successfully producing well. Using this approach greatly increases the chances of success for the drilling venture. In addition to developmental wells, higher potential exploration wells are added to the portfolio when the risk can be managed to reasonable levels. Prudent selection of exploration wells can add significant upside potential to the investment return.

Finally, wells that are already drilled and producing are sometimes acquired when the existing production can be purchased below the current market price. Producing wells command a premium in the market place due to the fact that drilling risk no longer exists. Therefore, we prudently evaluate a producing well before it is added to the portfolio. Geographical diversification is also an important component to building the investment portfolio. We invest in all major geological basins onshore within the domestic United States. Our current energy funds cumulatively hold positions in 12 different states including the following oil and gas producing regions: Far West, Rocky Mountains, Gulf Coast, Midwest and Appalachia. This includes conventional crude oil & natural gas, as well as unconventional resources such as shale gas, coal bed methane and tight gas sands.

We seek out oil & gas operating companies who have demonstrated successful track records and manage costs to an acceptable level. We partner alongside operators who commit their own capital to the project. In this manner, we avoid high mark ups and syndication fees which improve the overall economic return scenario of the prospect. All operators and industry partners are required to submit to a rigorous background and financial screening prior to investing.

Tax Advantages of Oil and Gas Drilling

Investors in the Company’s Funds also realize meaningful tax benefits in addition to the monthly cash distributions. The two significant tax benefits are as follows:

The Internal Revenue Code of 1986, as amended, allows each taxable investor of each Fund to deduct the intangible drilling expenditures, such as labor, chemicals, mud, grease, etc. These expenditures are usually about 65% to 85% of the cost of a well. These expenditures are considered “intangible drilling costs (“IDC”), which is 100% deductible during the first year.  These deductions are available in the year the money was invested, even if the well does not start drilling until March 31 of the year following the contribution of capital.

Percentage Depletion Allowance, introduced through the 1990 Tax Act, provides some special tax advantages for small companies and individuals, specifically oil companies, retail petroleum marketers, or refiners that process less than 1,000 barrels of oil (or 6,000,000 cubic feet of gas) per day. The “Small Producers Exemption” allows 15% of the Gross Income (not Net Income) from an oil and gas producing property to be tax-free.

Energy Fund Management Operations

We understand that there are significant barriers to entry into the business lines of our unique Triad. Within the Fund Management and energy business, specifically the economics associated with oil and gas wells are affected by three factors. The first factor is the drilling and completion costs. The second factor is the lease costs. And finally, the third factor is oil and gas prices. The growing demand for experienced drilling companies has recently resulted in an increase in prices within the industry. Lease costs are relatively high due to the increased demand and the subsequent competition. However, in the oil and gas industry, a producer’s financial performance is most heavily tied to the price at which the producer is able to sell the oil and gas. Significant price fluctuations are common and prices are heavily influenced by supply and demand levels, weather and foreign policy. The domestic onshore oil and gas exploration industry is composed of thousands of companies ranging in size from the international conglomerates, who are involved in every phase of the industry, to small independent operators who subcontract much of their work and sell the oil and gas they provide to third party purchasers.

Principal Investments

Under our Principal Investment Division, we invest our own capital in energy properties through joint ventures and partnerships with other oil & natural gas companies.  Our relationships with the various funds we manage allow us to make these independent investments in oil & gas properties.  Nevertheless, our investments include strategic ownership in production, locations for future drilling, equipment, pipelines, seismic, acreage or other energy related properties that may not be suitable for our income oriented energy funds, but have potential for growth and strategic advantages for our energy funds and shareholders.  This division of our business provides revenue through our direct ownership in producing assets. The long term goal of this division is to function strategically with the our other divisions in order to create attractive cash flow returns, while growing a strong asset base, including proven and probable oil & gas reserves.

The principal investment strategy of the Triad is to continue investing in similar assets as the Funds, while using the same proven strategy employed by the Funds. The investment mix of direct working interests in oil and gas wells, pipelines and acreage positions will certainly be considered, however, the Company may be able to negotiate superior terms with operators and owners since the company will have more capital to deploy with minimal upfront costs, and with greater flexibility to invest across a broader spectrum of potential projects.

The relationship between our own portfolio and that of the Funds is not mutually exclusive, and provides for significant synergistic opportunities.  The goal for the Funds is to generate steady income while passing the tax advantages through to the investors, while the objective for our own portfolio is long term growth and to be more opportunistic in adding value.  An example is purchasing promising lease acreage which may not be drilled in the short term.  If the value of the lease increases due to successful production established in close proximity, Avanti is better positioned to take advantage of the increase in value even though no income stream has been established.  Avanti can also negotiate superior terms by investing in larger positions of energy properties alongside the Funds and offering a source of liquidity as a buyer to monetize those Fund positions in the future.  In addition, oil and gas operators working with the Funds can be referred to Avanti as a principal investor, while joint venture partners operating with Avanti may be referred to the Funds as a supplier of readily available production and other income producing projects.

Our initial positions include the prolific Texas Barnett Shale natural gas formation, coal bed methane development in southeast Oklahoma along with production from the Woodford Shale, and horizontal drilling development of oil and gas from the Buda and Georgetown formations in southeast Texas.  We are encouraged by the results of the investments we have made recently, specifically a 4-well position in central Kansas, and a second Barnett Shale gas well in Texas. We are continuing to evaluate several acreage opportunities for drilling prospects or to leverage royalty override income. We have the ability to purchase the Funds we manage, in order to provide a short term liquidity event to the investors. This affords us the long term benefits of the cash flow and accompanying assets. We anticipate utilizing this strategy to benefit both the Fund investors and our stockholders.

The Principal Investment Division anticipates steadily increasing revenue due to successfully offsetting the natural production decline curves over the next few years.  The principal investment goal is to invest in a more aggressive and opportunistic style in order to acquire a larger asset base. To enable the evaluation of oil and natural gas prospects in a systematic manner, a proprietary evaluation and summary template has been developed and put into use by the Company. This template summarizes all pertinent operational information and business terms, and normalizes performance metrics so that one-to-one comparisons may be conducted across several different prospect candidates. The tool provides us additional data to select the most promising prospects from a field of candidates. This will initially benefit the Principal Investment Division, which will then afford the Fund Management Division superior access to better pricing and greater selection of investment opportunities for its various Funds.

One of the most accurate indicators of what a prospect well will achieve is the actual performance of an adjacent “offset” well in the same field. Analyzing offset and local field wells results in a likely production range for the target prospect. We adopt a conservative approach, choosing a producing assumption at the lower end of this likely range. The offset well analysis also results in an estimation of the total oil and natural gas “reserves” in the formation that may be produced over the lifetime of the well. Once the oil and natural gas reserves and production rates have been projected, this result is combined with equally conservative assumptions for product commodity prices to yield a calculated income stream or potential capital gain for the prospect.

The resulting production and pricing assumptions are entered into the evaluation template which calculates basic economic profitability criteria including project payout, annualized rate of return, total return on investment and project life expectancy. All project costs and revenues are normalized on a basis of one “point” in the prospect, which represents a 1% investment interest. Larger investment positions can then be shown as a multiple of a single point in the prospect. The final step in using the prospect evaluation template is sensitivity analysis. A downside scenario is examined in the event that the well producing rates or product commodity prices move sharply lower. Under this scenario, the economic profitability criteria are reexamined. If payout and annualized rate of return are still within reasonable limits, then there is more confidence to invest in the prospect. If the criteria in the downside scenario have dropped to marginal or inferior levels, then the prospect will not be considered as a principal investment opportunity or for investment into the Funds.

Because the primary objective of the Funds is to generate income with high rates of return for the investors, our Principal Investment philosophy is focused on the combination of income with long term growth potential.  The Principal Investment objective emphasizes returns from the acquisition of lease acreage, pipelines, mineral rights and royalty plays, in addition to the straight working interest positions in oil and natural gas wells. The objective is to bolster the assets and cash flow for the division. Particular focus is directed upon securing oil and natural gas reserves, which are typically the primary assets of any oil and gas company. The reserves effort focuses on both proven reserves (90% probability of being produced using current technology) and also probable reserves (50% probability of being produced using current technology).

Strategic Acquisitions

Under our Strategic Acquisition Division, we hope to acquire complementary energy-related businesses.  We believe our ability to bring capital, contacts and financial structure makes us an ideal partner for many privately held middle-market companies ($10-$100 million in revenues and/or enterprise value) in the energy sector who seek to grow or capitalize their businesses.  We anticipate financing these acquisitions with a combination of cash, stock and bank debt.  These opportunities must be financially advantageous and strategic to the Fund Management and Principal Investment Divisions. Acquisitions may be in the form of a merger, joint venture or outright purchase of a company.  We seek out opportunities to acquire and/or collaborate with reliable oil and natural gas industry partners.  The acquisitions we target include well operators, drillers, pipelines, energy service companies and lease owners, among others.  The direct ownership in the full spectrum of energy assets allows us to extend greater strategic control over our investments and strengthen our position as a vertically integrated, full-service energy company.

Our Strategic Acquisition Division will be overseen by Daniel Coffee, the Company’s Chief Operating Officer, through Capital City Petroleum and our future wholly owned subsidiary, Eastern Well Services

LLC (discussed more fully below).  Eastern Well Services will manage our upstream operations, while Capital City Petroleum will manage the downstream activities.  Consistent with the business model, the Company continues to assess various merger and acquisition target opportunities which present themselves with greater frequency as we continues to grow by executing our Triad business strategy.  There are many attractive opportunities in the oil industry lacking the capital resources to complete transactions. Because of our history and our depth of management, we have access to a proprietary deal flow with well operators, seismic data firms, drilling companies, well servicing, wireline, pressure pumping, well cementing companies, pipeline operators, geologists, engineers and specialty energy groups imbedded within large regional banks to access opportunities not readily available in the marketplace.  This should provide an excellent environment for our forthcoming merger and acquisition activities.

We have not begun to implement the third part of the Triad for acquisitions and investments in energy businesses and related assets. However, we believe that acquisitions provide the Company an immediate presence in the field, and serve to balance the income stream from the Funds with operations in oil and natural gas fields.

Eastern Well Services’ acquisition activity will be focused on the upstream sector of the industry. This is a result of our vast current experience in the operation of the Fund Management business. The upstream sector pertains to equipment, facilities or systems that are located prior to the surface choke, typically attached or close to the wellhead. The upstream sector of the oil and gas industry consists of exploring for and locating the underground hydrocarbon reserves of oil and gas. It also includes the drilling and developing of commercially proven reservoirs to bring them to the production phase. The following is a description of certain upstream sector operations:

• Exploration – The initial phase in petroleum operations that includes the generation of a prospect or play or both, and drilling of an exploration well. Appraisal, development and production phases follow successful exploration.

• Drilling – The driller is responsible for the efficient operation of the rig site as well as the safety of the crew and typically has many years of rig site experience. Most drillers have worked their way up from other rig site jobs. While the driller must know how to perform each of the jobs on the rig, his or her role is to supervise the work and control the major rig systems. The driller operates the pumps, drawworks, and rotary table via the driller’s console a control room of gauges, control levers, rheostats, and other pneumatic, hydraulic and electronic instrumentation.

• Well Cementing and Pressure Pumping – After the well is drilled to total depth, cementing of the casing and fracture stimulation services are required by an oil field service company.

• Geophysical Well Logging and Perforating – Before the well is cemented, a “logging company” will run geophysical logs to determine productive formations and after casing is cemented, well perforating will be performed on productive horizons to initiate the fracture stimulation process.

• Processing – The alteration of seismic data to suppress noise, enhance signal and migrate seismic events to the appropriate location in space. Processing steps typically include analysis of velocities and frequencies, static corrections, deconvolution, normal movement, dip movement, stacking and migration, which can be performed before or after stacking. Seismic processing facilitates better interpretation because subsurface structures and reflection geometries are more apparent.

• Development – The phase of petroleum operations that occurs after exploration has proven successful. Before full-scale production, the newly discovered oil or gas field is assessed during an appraisal phase, a plan to fully and efficiently exploit it is created and additional wells are usually drilled.

Downstream Target Sectors

Capital City Petroleum’s acquisition activity is focused on the downstream sector of the industry.  The downstream sector pertains to equipment, facilities or systems that are located in the production train after the surface choke. The downstream sector of the oil and gas industry consists of refining, petrochemical, storage, and the transportation/pipeline of oil and gas. The following is a description of such downstream sector operations:

• Refining/Petrochemical – Oil refining is the process of separating hydrocarbon atoms present in crude oil and converting them into marketable finished petroleum products, such as gasoline and diesel fuel. Crude oil is commonly referred to in terms of ‘heavy’ or ‘light’ and ‘sweet’ or ‘sour’. The more viscous crudes are ‘heavier,’ and those with higher sulfur content are called ‘sour’ (as opposed to low-sulfur ‘sweet’ crude). The heavier and more sour the crude, the more difficult, time consuming and expensive it is to turn it into usable refined products.

• Terminalling (Storage) – Petroleum terminals are land or sea based facilities that receive, store and re-deliver bulk quantities of crude oil, gasoline, natural gas and other light petroleum products via pipelines, sea vessels or trucks. These facilities, which are used to store energy before it is refined and distributed to consumers, are a vital link in the energy chain.

• Transportation/Pipeline – The transportation of crude oil, gas or refined products by a tube or system of tubes used for transporting crude oil and natural gas from the field or gathering system to the refinery. Sea going tanker vessels are another important link in the energy chain. Energy must be transported from producing areas to refineries and then onto locations where consumers reside.

Our Offices

We do not own any real property. We lease 3,508 square feet of office space for our corporate headquarters in Columbus, Ohio.  Our lease is for a period of 5 years at commercial rates in the area.

Review of Our Subsidiaries

Our business plan, the Triad, attempts to insulate us to industry downturns by maintaining the economies of scale and the operating leverage to grow and prosper in a variety of market settings.  We believe this will be largely due to the breadth and diversification of our subsidiary companies.

Our only wholly-owned subsidiary at the time of the Merger was Capital City Petroleum.  Before the Merger, Capital City Petroleum was responsible for accumulating assets and advising the Funds.  The assets Capital City Petroleum had accumulating prior to the Merger were largely long term value assets, including lease acreage, seismic data, as opposed to income producing energy properties.  Capital City Petroleum also advised the Funds on the making investments.  It did not act as manager of the individual Funds, but instead acted in an advisory role to the Funds for compensation.

Following the Merger, our plan is to operate through three wholly-owned subsidiaries.  The first, Capital City Petroleum, will transform its role from an asset purchasing device and adviser to the Funds to serve all downstream activities of our company under the Principal Investment Division of our Triad business model.  More information about Capital City Petroleum’s future role is explained below.

We soon intend to acquire ownership of Avanti Energy Partners, LLC and Eastern Well Services, LLC into our company portfolio.  On January 22, 2008, Capital City Petroleum purchased 100% of the ownership interest in Avanti in consideration of $3,000.  Capital City Petroleum was appointed as manager at the time of the sale.  We plan to assign the interests in Avanti to Capital to our company in the near future. Neither company has commenced significant operations at this time.  The future function of each of these entities is discussed below.

Wholly Owned Subsidiaries

Downstream
(Pipeline, transportation, lubricants)
Triad model fulfills role for Principal Investments
 Petroleum manages all operations that take place after the production phase through to the point of sale.  These are operations that are near or at the final stage of consumption.  The Company moves quickly to take advantage of opportunities involving stranded reserves, transportation requirements, and high grading of product to be delivered.

Oil & gas operator
(leasing, permitting, drilling, production)
Triad model fulfills role for Fund Management, manages (advises) Funds and Principal Investments (acquires energy properties for us and the Funds, this allows us to participate in larger projects as each entity can participate)
Avanti will serve as a gateway that makes it possible for investors to benefit from the ever-changing opportunities of the oil and gas marketplace by capitalizing on growing demand for these precious commodities. Avanti will present to investors many unique opportunities with the potential for exceptional returns through the Capital City Energy Funds and other direct participation programs. We plan to participate alongside numerous joint venture partners in energy properties that make sound risk/reward sense and that meet our high economic goals. (These joint venture partners would be oil & gas operators that we have acquired energy properties for the Funds in the past and would work to be a joint venture partner rather than just acquiring interests they have for sale as we have thus far). We will plan to name Keith Kauffman as CEO of Avanti Energy Partners; he will be responsible to build a team for this entity.

Well services
(wireline, fracturing, logging, testing)
Triad model fulfills role for Strategic Acquisitions
Eastern Well Services will be our oilfield services company which will plan to operate in many of the significant oil and natural gas producing regions of the United States, providing oil and natural gas companies with wireline, fracturing, logging and testing services. We plan to compete with our larger peers by offering technologically advanced equipment and services at competitive prices and highly responsive customer service. Our growth strategy will be centered upon identifying and pursuing opportunities in markets where we can capitalize on our competitive advantages to establish a significant market presence. Most growth will not be organic. We plan to name Dan Coffee as CEO of Eastern Well Services. His responsibility will be to build a team for this entity. This is similar to the work her performed at Superior Well Services (SWSI).

Research and Development Activities

During each of the last two fiscal years, we have not spent any funds on research and development activities.

Employees

We employ a total of nine (9) employees, including eight (8) full-time employees.

Competition

We are in direct competition with numerous oil and natural gas companies, drilling and income programs and partnerships exploring various areas of the United States and elsewhere competing for properties.  Many competitors are large, well-known oil and gas and/or energy companies, although no single entity dominates the industry.  Our competitors include U.S. Energy Development Corporation and Atlas Resources, Inc. Many of our competitors possess greater financial and personnel resources enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than us. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry.  Management believes that there exists a viable market place for smaller producers of natural gas and oil.

Government Regulation

In the United States, legislation affecting the oil and gas industry has been pervasive and is under constant review for amendment or expansion. Pursuant to such legislation, numerous federal, state and local departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. These laws and regulations have a significant impact on oil and gas drilling, gas processing plants and production activities, increasing the cost of doing business and, consequently, affect profitability. Inasmuch as new legislation affecting the oil and gas industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, the Company may be unable to predict the future cost or impact of complying with these laws and regulations. The Company considers the cost of environmental protection a necessary and manageable part of its business. The Company should be able to plan for and comply with new environmental initiatives without materially altering its operating strategies.

Exploration and Production

Our operations are subject to various types of regulation at the federal, state and local levels. These regulations include requiring permits for the drilling wells; maintaining prevention plans; submitting notification and receiving permits related to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface plugging and abandoning of wells and the transporting of production. We have not secured a bond or completed state registration in order to begin field operating activities.  The current structure allows us to participate in joint ventures with other operators who currently hold the necessary state registration and bond.  At such time that Avanti develops an exclusive drilling program, Avanti will register and place a blanket bond with the specific state in which the drilling program will be performed.  When this happens, our operations will be subject to various conservation matters, including the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition state conservation laws establish maximum rates of production oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas the Company can produce from its wells and to limit the number of wells or the locations at which it can drill.

Environmental

Our planned exploration, development, and production of oil and gas are subject to various federal, state and local environmental laws and regulations. Such laws and regulations can increase the costs of planning, designing, installing and operating oil and gas wells. Our planned domestic activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 ("OPA"), the Clean Water Act ("CWA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act ("CAA"), and the Safe Drinking Water Act ("SDWA"), as well as state regulations promulgated under comparable state statutes. We are also subject to regulations governing the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in our oil and gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

Under the OPA, a release of oil into water or other areas designated by the statute could result in the company being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set forth in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in the company being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

CERCLA and comparable state statutes, also known as "Superfund" laws, can impose joint and several and retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a "hazardous substance" into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, gas and natural gas liquids from the definition of hazardous substance, our operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, there can be no assurance that the exemption will be preserved in future amendments of the act, if any.

RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal of both hazardous and non-hazardous solid wastes. We generate hazardous and non-hazardous solid waste in connection with its routine operations. From time to time, proposals have been made that would reclassify certain oil and gas wastes, including wastes generated during drilling, production and pipeline operations, as "hazardous wastes" under RCRA which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on our operating costs. While state laws vary on this issue, state initiatives to further regulate oil and gas wastes could have a similar impact. Because oil and gas exploration and production, and possibly other activities, have been conducted at some of our properties by previous owners and operators, materials from these operations remain on some of the properties and in some instances require remediation. In addition, in certain instances we have agreed to indemnify sellers of producing properties from which we have acquired reserves against certain liabilities for environmental claims associated with such properties. While we do not believe that costs to be incurred by us for compliance and remediating previously or currently owned or operated properties will be material, there can be no guarantee that such costs will not result in material expenditures.

Additionally, in the course of our routine oil and gas operations, surface spills and leaks, including casing leaks, of oil or other materials occur, and we incur costs for waste handling and environmental compliance. Moreover, we are able to control directly the operations of only those wells for which we act as the operator. Management believes that the company is in substantial compliance with applicable environmental laws and regulations.

We do not anticipate being required in the near future to expend amounts that are material in relation to our total capital expenditures program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, we are unable to predict the ultimate cost of compliance. There can be no assurance that more stringent laws and regulations protecting the environment will not be adopted or that we will not otherwise incur material expenses in connection with environmental laws and regulations in the future.

Occupational Health and Safety

We are also subject to laws and regulations concerning occupational safety and health. Due to the continued changes in these laws and regulations, and the judicial construction of many of them, the Company is unable to predict with any reasonable degree of certainty its future costs of complying with these laws and regulations. The Company considers the cost of safety and health compliance a necessary and manageable part of its business.

Taxation

Our operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could affect the future tax liability of the Company.

Legal Proceedings

We are not a party to any pending legal proceedings. Pursuant to the terms of the Merger, responsibility for any liability emerging from our pre-merger business relies wholly with our pre-merger management.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of Capital City Petroleum for the fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Overview

Our company, through our subsidiaries, is an expanding energy company that has evolved from the design, management and sponsorship of the Funds to become a vertically integrated independent energy company building a portfolio of core areas which provide growth opportunities through grass-roots drilling, operating, service companies, acquisitions and fund management.  This business plan, the Triad, consists of the following three core divisions: Fund Management, Principal Investments and Strategic Acquisitions.

The Company has raised in excess of $20 million of investor capital through the sponsorship of income-oriented energy investment funds and partnerships.  We are a profitable and unique organization with the infrastructure and proprietary relationships to substantially grow and prosper for the long term benefit of our shareholders.

Our Strategy in the Next 12 Months

Summary of Our Plan

We plan to continue to grow a portfolio of core areas which provide growth opportunities through grass-roots drilling, operating, service companies, acquisitions and fund management.  This strategy we have named our “Triad” business model, which consists of: Fund Management, Principal Investments and Strategic Acquisitions of energy related companies. More details of our business plan are found in the “Description of Our Company” portion of this Current Report.

Over the next 12 months we will continue to aggressively pursue our Triad business model through our own organic growth and through the acquisition of energy-related businesses that are strategic to the core fund management business.  The combination of the Triad strategy will allow us to become more opportunistic and afford the company greater strategic control over its investments through vertical integration. In furtherance of this plan, we intend to immediately begin operations with Avanti Energy Partners and by the third quarter of 2008, we anticipate that Avanti will be a bonded oil and gas operating company.

During the second quarter of 2008, we plan to relocate our accounting operations center to Canton, Ohio specifically to house all of our accounting personnel.  We will be leasing an office of approximately 1,500 square feet for this purpose.  We will be adding to our existing staff by hiring from a pool of accounting personnel that were formerly employed by Belden & Blake Corporation and chose not to relocate when the company was acquired and operations were moved to Charleston, West Virginia.  The existing pool of personnel from which we have to choose is rich in experience and knowledge of the type of accounting necessary for oil and gas companies so the advantages to our firm are great.

It is also our intention to begin actual operations for Eastern Well Services.  Eastern Well Services will be operated as a completely separate entity that has its own staff and will be headquartered in Wooster, Ohio.  The operations in Wooster, Ohio will begin by offering wireline services to oil & gas operators in the surrounding area. Eastern will then be analyzing companies to acquire that are servicing companies that will provide critical functions to bring wells into the production phase.  The acquisitions we make will provide us with an integrated base of operations allowing us to steward all phases of exploration, development and production.

The Fund Management Division will launch Capital City Energy Fund XVII within the next 10 day.  The Fund is a $5,000,000 Limited Partnership offered to accredited investors and marketed through registered Broker Dealers only.  We  anticipate the fund to be fully subscribed within 90 days from its launch.  Upon being fully subscribed or within 90 days which is sooner we will begin to market Capital City Energy Fund XVIII, which will also be a $5,000,000 Limited Partnership.

We currently have sufficient funding to implement all phases of our business plan for the next 12 months and do not need to raise additional funding for this purpose.

Vertical Integration

The Triad allows us to become more opportunistic and afford us greater strategic control over our investments through vertical integration.  Vertical integration is the degree to which a company owns its upstream suppliers and its downstream buyers.  As we become more diversified in our business activities, we believe we will have greater access to the capital markets to implement our long term growth plan.  We believe the diversity of these business lines allows us to successfully operate in a variety of market environments.  To date, we have deployed our resources into the first two components of the Triad (Fund Management and Principal Investment divisions).  Although we have not commenced business operations into our third business component, our Strategic Acquisition Division, we are aggressively seeking acquisition opportunities to develop this area.  With the Merger and with access to the capital markets as a public reporting company, we plan to aggressively pursue the acquisition component of our business strategy by targeting energy-related businesses that are strategic to the Fund Management and Principal Investment Divisions.  The targets include well operators, drillers, well servicing companies, pipelines, and lease owners, among others.  Of particular significance in Capital City Petroleum’s strategy is the acquisition of well servicing companies to provide critical and complex operations to bring drilled wells into the production stage.  These operations include fracture stimulation, well cementing, production logging, open hole evaluation, pressure testing, perforation and other general wireline based down-hole operations.

In rising oil price environments, we anticipate the Funds and the operating company will be able to take advantage of higher commodity sales prices.  Conversely, in falling oil price environments, having our own well servicing equipment and service companies will give us the flexibility to pursue our projects in a much more economical fashion.  We will control the scheduling, execution and business terms of well workovers, maintenance activities, plugging & abandonment of wellbores, etc.  If commodity price downturns become severe, operators often elect to plug and abandon wells rather than to continue to produce them uneconomically.  This boosts the need for well servicing equipment which we will be able to provide.  In addition, the industry regulatory environment is becoming ever more stringent such that regular well maintenance will be mandated irrespective of the pricing environment.  The well servicing arm of the business will be needed to provide those services to oil and gas operators, providing a “recession proof” source of income.

Operational Synergy

The nature of the relationship among the three divisions of the Triad provide for substantial synergistic benefits and vertical integration.  A brief summary of these is highlighted as follows:

Fund Management Division:
➢	To refer operators we work with as a new source to the Principal Investment division
➢	To negotiate stronger terms and conditions transactions by purchasing larger interests in energy assets alongside the Principal Investment division
➢	To refer operator and driller relationships to the Strategic Acquisition division

Principal Investment Division:
➢	To sell investment assets of the Company to the Fund Management division
➢	To offer liquidity and monetize the Energy Funds assets as a future buyer
➢	To introduce and refer our operators and/or JV partners to the Strategic Acquisition division
➢	To negotiate stronger terms and conditions transactions by purchasing larger interests in energy assets alongside the Fund Management division

Strategic Acquisition Division:
➢
To utilize our extensive network of acquisitions, targets and/or joint venture partners to open up inventory of well / acreage / pipeline investments for the Fund Management and Principal Investment divisions

➢	To expand and enhance in a timely and cost effective manner (drilling, well servicing) the producing wells and assets of the Fund Management and Principal Investment divisions.

Operating strengths of the Triad strategy include:

➢	Ibanventory of growth opportunities through our network of operators;

➢	Experienced management and technical teams to evaluate investments; and

➢	Operational control including structuring, raising capital and deploying assets

The Company intends to use any of the following current strategies to maximize shareholder value:

➢	Pursue complementary leasehold/property and operating company acquisitions;

➢	Generate revenue and earnings growth through the implementation of the Triad; and

➢	Reduce costs by maximizing operational control through vertical integration.

The Company strongly believes timing is critical to expand its successful current business model. The capital markets for middle market energy companies are currently very favorable, and while this may not continue, the Company believes the Triad model affords it the opportunity to grow rapidly using a diversified approach in the growing, multi-trillion dollar energy industry. The Company is committed to building its asset base and strategic relationships with operators and energy companies in order to expand its product offerings and customer base.

Consulting Opportunities

Also included in our strategy is the opportunity to provide long-term consulting services and field expertise to operators and service companies both on a domestic and international scale.  Although we someday plan to branch into this area, we have not generated any revenues as a consultant to date.  We hope our place in the energy industry will add yet another source of income to the company by utilizing long term consulting agreements to third parties worldwide, without adding much in the way of associated overhead burden or required capital investment.

Results from Operations

Revenues

Our total revenue reported for the year ended December 31, 2007 was $2,900,701 consisting of oil and gas revenue of $2,677,086 and management fee revenue of $233,615, compared with $3,887,983 for the same period ended 2006, consisting of $2,468,395 in oil and gas revenue and $1,419,588 in management fee revenue.

From its formation through December 31, 2006, our revenue was derived solely from management fees earned by managing the seven Funds.  These seven retail Funds were capitalized at $14,712,000. In 2006, revenues from these Funds increased to $3,887,983, compared to revenues of $3,343,217 in 2005 and EBITDA increased to $1,443,727 in 2006 from $526,715 in 2005.

In late 2006, we began to invest as a principal through the deployment of our own capital in energy properties that may not have been contemplated or appropriate for the income oriented energy funds.  Throughout 2007, we continued to expand the Fund Management Division by structuring an institutional fund and continued to expand our principal investments.  Also in 2007, we continued to build our management team by hiring two industry veterans, John Harsh and Dan Coffee.  Our revenues decreased in 2007 from 2006, as it was a transition year where we focused on broader distribution channels for the Funds, structured an institutional Fund, expanded our principal investments and continued to build our management team.

To help finance our growth, we offered and completed a private placement of shares of common stock of $2,150,000 in 2007.  Additionally, on October 29, 2007, we acquired the assets of seven of our energy funds for $11,726,239 pursuant to a contribution agreement in exchange for common and preferred stock.  Due to the acquisition of the energy funds, we recognized a onetime write-off of costs incurred which were not included in the re-capitalization of $2,179,647.

In 2007, revenues decreased to $2,900,701 from $3,887,983 in 2005.  However, EBITDA increased to $1,891,790 in 2007 versus $1,432,457 in 2006, largely because of the costs incurred upon the acquisition of the energy Funds’ assets.

Revenues decreased in the 4th quarter 2007 due to the lack of fee income from the acquired Funds combined with our primary focus on principal investments.  We believe these investments have a longer revenue time horizon and contribute to the building of our long term reserve base.

In 2007, we continued our strategy of diversifying our portfolio of oil and natural gas investments and we are benefiting from strong well performance in the Barnett Shale in central Texas, dual zone completions in the Buda and Georgetown in Southeast Texas, deeper oil production from the Louisiana Gulf Coast and the Smackover trend play in Alabama.  We also have working interest exposure to the Woodford Shale play in southern Oklahoma, and the Fayetteville Shale in central Arkansas.

We do not currently operate any of our oil and gas properties, and we currently hold working interest positions in hundreds of wells, royalty overrides and pipeline transportation agreements.

Operating Expenses

Our operating expenses were $2,167,041 for the year ended December 31, 2007 compared with operating expenses of $3,308,124 for the same period ended 2006.  Our operating expenses for the year ended December 31, 2007 consisted of lease operating costs of $548,452, depreciation and depletion of $776,031, and general and administrative expenses of $842,558. Our operating expenses for the year ended December 31, 2006 consisted of lease operating costs of $423,212, depreciation and depletion of $760,931, and general and administrative expenses of $2,123,981.  Our operating expenses decreased because after acquiring all of the Funds our management administration, overhead, accounting fees, and attorney fees drastically dropped.

Other Expenses

We had other expenses of $382,099 for the year ended December 31, 2007 compared with other expenses of $102,937 for the same period ended 2006.  Our other expenses for the year ended December 31, 2007 consisted of interest expenses of $482,789 offset by the gain on the sale of assets in the amount of $100,690.  Our other expenses for the year ended December 31, 2006 consisted solely of interest expenses in the amount of $102,937.

The increase of $279,162 in other expenses from the year ended December 31, 2007 to the same period ended 2006 is largely attributable to an equity private placement of $2,150,000 with individual investors.

Net Income

Net income for the year ended December 31, 2007 was $351,561, compared to net income of $476,922 for the same period ended 2006.

Liquidity and Capital Resources

As of December 31, 2007, we had current assets in the amount of $656,268 consisting of cash and cash equivalents of $200,451, prepaid expenses of $40,991 and accounts receivable of $414,826.  As of December 31, 2007, we had total current liabilities of $460,708, consisting of accounts payable in the amount of $360,708 and notes payable to related parties of $100,000.  This compares to total current assets of $795,558 for the same period ending December 31, 2006.  The $795,558 consisted of $380,099 cash and $415,459 in accounts receivable.  Our total current liabilities in the amount of $660,721 for the period ending December 31, 2006 consisted of $169,054 in accounts payable, $400,000 in notes payable to related parties and convertible debt of $91,667.  The main difference for the two periods is attributable to the fact that we paid off $ 300 ,000 in notes payable to related parties in 2006 and only had $100,000 remaining payable for the period ended December 31, 2007.  As such, we had working capital of $195,560 as of December 31, 2007 as compared to working capital of $134,837.

For the period ended December 31 2007, we completed a private placement that provided net proceeds of $ 2,155,000.  We used the funds received in the private placement principally to acquire oil and gas properties. We anticipate that cash on hand will be sufficient to cover our planned capital and operating expense budget for the remainder of fiscal year ending 2008.

We have adequate capital to fund our ongoing operations. An acceleration of acquisitions or our planned drilling operations over the next twelve months may require additional capital expenditures. Additional financing through partnering, public or private equity financings, lease transactions or other financing sources may not be available on acceptable terms, or at all.  Additional equity financings could result in significant dilution to our stockholders.

Impact of Inflation

The impact of inflation on our operations has not been significant to date. However, there can be no assurance that a high rate of inflation in the future would not have an adverse impact on our operating results.

Management Changes

Key management positions were filled in late 2007:

➢
Timothy W. Crawford transitioned from CEO of Capital City Partners, a regional financial service firm to CEO and Chairman of the Company.  He began the process of filling the key management positions and assembling a Board of Directors.

➢
Daniel Coffee joined the Company as Chief Operating Officer and Director of Acquisitions.  He is a 29 year veteran of the oil & gas industry spending the last 10 years with Superior Well Services.  While at Superior he was an integral part of the management team which built a multi-million dollar integrated oil field service company from 26 employees and one service facility to an organization now employing over 1,300 people and maintaining 18 service facilities throughout the country.  His expertise and responsibilities with Superior were in business operations and management, business development and acquisitions, with an emphasis on geophysical engineering.

➢
John Harsh also joined the Company in 2007 as Senior Vice President to expand the energy fund distribution channels.  Mr. Harsh is a 26 year veteran of the financial service industry specializing in energy related investments.

➢
Dave Beule joined the Company in 2007 and serves as its Chief Financial Officer.  Mr. Beule is also the Chief Executive Officer of Appalachian Basin CPAs, the accounting firm for our energy funds.  He has over 30 years of experience as a certified public accountant (CPA), and a certified business valuation analyst (CVA).  Previously Mr. Buele was a manager with Hall, Kistler and Company, from 1989 until 2004, where he left to create the firm of Appalachian Basin CPAs.  Appalachian Basin CPAs is now well established in the accounting for the energy industry, dealing with over 50 oil and gas entities.

Our experienced management team is executing on the Triad model by accelerating our Principal Investment strategy, bolstering our distribution channels for the Fund Management division and focusing on our Strategic Acquisition initiatives.

Off-Balance Sheet Arrangements

As of December 31, 2007, we had no off-balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their three to five most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition.

Revenue Recognition

The Company recognizes income from the management of energy funds and also from the sale of oil and gas production from the managed energy funds and from investments it makes for its own account.

Revenues from the management of energy funds are recognized when the services are performed. Intercompany revenues are eliminated in the consolidation.

Revenues from the production of natural gas and oil properties in which the Combined Companies have an interest are based on the respective Company’s net working interests.  These revenues are recorded when the gas or oil passes to the purchasers.

Accounts Receivable

The majority of the accounts receivable is comprised of oil and gas revenues related to production which took place on or prior to the end of accounting periods, payment for which was not received prior to the end of the year. Accounts receivable include the Company’s share of income from the managed energy funds and from investments the Company made on it own behalf.

The Company’s receives distributions from the Funds based partially on the amount of its oil and gas revenues, net of lease operating expenses and applicable severance taxes. Part of the management services provided to the Funds by the Company is to review the purchasers credit worthiness prior of all oil and gas purchasers prior to executing division orders for the sale of hydrocarbons. Receivables are generally due in 30 to 60 days. When collections of specific amounts due are no longer reasonably assured, an allowance for doubtful accounts is established.

Oil and Gas Properties

In accordance with Statement of Financial Accounting Standard (SFAS) No. 69, the Company follows the successful efforts method of accounting for its oil and gas activities.  Accordingly, the cost associated with developmental oil and gas properties are capitalized and recovered using units of production cost depletion method.  Exploratory cost, including the cost of exploratory dry holes and related geological and geophysical cost are charged as current expense.  In instances where the status of a well is indeterminable at the end of the year, it is the Company’s practice to capitalize these costs as oil and gas properties, until such time as the outcome of drilling becomes known to the Company. Wells cannot remain in a status of indeterminable for a period greater than twelve months.

Impairment of Long Lived Assets and the Disposal of Long Lived Assets

The Financial Accounting Standards issued Statement of Financial Accounting Standard (SFAS) No. 144, Accounting for the Impairment of Long-Lived Assets, in August, 2001.  SFAS No. 144 superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed.  The Company’s primary long-lived asset is oil and gas properties, proven and unproven. The Company’s position is to test for potential impairment annual or whenever circumstances indicate a significant change of value may have occurred,  For developed properties the Company groups properties by operator; for undeveloped properties the Company test on a field level basis.

The Company has made no provision for abandonment costs as it believes such cost, were they to be quantifiable, are immaterial to the statements of the Company.  The Company does not operate the oil and gas properties and does not expect to be responsible for any abandonment costs.

Stock-based Compensation

As of September 30, 2007 and December 31, 2006, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements

In December, 2007, the FASB issued SFAS 160, “Non-controlling interests in Consolidated Financial Statements – an amendment of ARB No. 51  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This Statement is effective for fiscal years beginning on or after December 15, 2008.  Early adoption is not permitted.  Management is currently evaluating the effects of this statement, but it is not expected to have an impact on the Company’s financial statements.

In February, 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”.  SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur.  SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position.  Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election.  SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted.  The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In September, 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier adoption is encouraged.  The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

RISK FACTORS

The following are certain identifiable risk factors for our business operations.  Risk factors related to our former business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

Risks Related to Our Business

Because We Have a Limited Operating History, It is Uncertain Whether We Will Be Able to Achieve Our Business Objectives.  Our operating history has historically been as a manager of various energy funds that have invested in fractional interest in oil and gas properties, and the Company has limited operating history outside of this capacity.  Also, it is impossible to accurately predict the Company’s financial performance.

We incurred limited income of $187,601 and $476,922 for the years ended December 31, 2007 and 2006, respectively. We cannot assure you that we can sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Because We Have Limited Operating Capital, and If We are Not Successful in Continuing to Grow Our Business and Obtaining Additional Capital, Then We May Have to Scale Back or Even Cease Our Ongoing Business Operations. We have sufficient capital for current operations through our cash position and current cash flow.  However to continue growth and to fund our expansion plans we will require additional financing.  The amount of capital available to us is limited, and may not be sufficient to enable us to fully execute our growth plans without additional fund raising.  Additional financing may be required to meet our objectives and provide more working capital for expanding our development and marketing capabilities and to achieve our ultimate plan of expansion and full scale of operations.  There can be no assurance that we will be able to obtain such financing on attractive terms, if at all. We have no firm commitments for additional cash funding beyond the proceeds of the recently completed private placement. If we are not able to raise capital and operate profitably, we may have to scale back or cease operations and investors may lose some or all of their investment in our company.

Because Crude Oil and Natural Gas Development, Re-completion of Wells From One Reservoir to Another Reservoir, Restoring Wells to Production and Drilling and Completing New Wells Are Speculative Activities That Involve Numerous Risks and Substantial and Uncertain Costs, We May Be Unable to Maintain Profitability.  Our growth will be materially dependent upon the success of our future development program. Drilling for crude oil and natural gas and reworking existing wells involves numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including:

• unexpected drilling conditions;

• pressure or irregularities in formations;

• equipment failures or accidents;

• inability to obtain leases on economic terms, where applicable;

• adverse weather conditions;

• compliance with governmental requirements; and

• shortages or delays in the availability of drilling rigs or crews and the delivery of equipment.

Drilling or reworking is a highly speculative activity. Even when fully and correctly utilized, modern well completion techniques such as hydraulic fracturing and horizontal drilling do not guarantee that we will find crude oil and/or natural gas in our wells. Hydraulic fracturing involves pumping a fluid with or without particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or gas. Horizontal drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. We cannot assure you that our overall drilling success rate or our drilling success rate for activities within a particular geographic area will not decline. We may identify and develop prospects through a number of methods, some of which do not include lateral drilling or hydraulic fracturing, and some of which may be unproven. The drilling and results for these prospects may be particularly uncertain. Our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted prospects will be dependent on a number of factors, including, but not limited to:

• the results of previous development efforts and the acquisition, review and analysis of data;

• the availability of sufficient capital resources to us and the other participants, if any, for the drilling of the prospects;

• the approval of the prospects by other participants, if any, after additional data has been compiled;

• economic and industry conditions at the time of drilling, including prevailing and anticipated prices for crude oil and natural gas and the availability of drilling rigs and crews;

• our financial resources and results;

• the availability of leases and permits on reasonable terms for the prospects; and

• the success of our drilling technology.

These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital. We cannot assure you that these projects can be successfully developed or that the wells discussed will, if drilled, encounter reservoirs of commercially productive crude oil or natural gas. There are numerous uncertainties in estimating quantities of proved reserves, including many factors beyond our control that could adversely affect our ability to maintain profitability.

Because Crude Oil and Natural Gas Prices Are Highly Volatile in General, Low Prices Will Negatively Affect Our Financial Results.  Our revenues, operating results, profitability, cash flow, future rate of growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent upon prevailing prices of crude oil and natural gas. Lower crude oil and natural gas prices also may reduce the amount of crude oil and natural gas that we can produce economically. Historically, the markets for crude oil and natural gas have been very volatile, and such markets are likely to continue to be volatile in the future. Prices for crude oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for crude oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control, including:

• worldwide and domestic supplies of crude oil and natural gas;

• the level of consumer product demand;

• weather conditions;

• domestic and foreign governmental regulations;

• the price and availability of alternative fuels;

• political instability or armed conflict in oil producing regions;

• the price and level of foreign imports; and

• overall domestic and global economic conditions.

It is extremely difficult to predict future crude oil and natural gas price movements with any certainty. Declines in crude oil and natural gas prices may materially adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations. Further, oil and gas prices do not move in tandem.

We will not be able to develop our reserves or make acquisitions if we are unable to generate sufficient cash flow or raise capital.  We will be required to make substantial capital expenditures to develop our existing reserves and to discover new oil and gas reserves. Historically, we have financed these expenditures primarily with proceeds from the sale of debt and equity securities. In order to acquire additional business interests, we may have to raise additional funds. We may also make offers to acquire oil and natural gas properties in the ordinary course of our business. If these offers are accepted, our capital needs may increase substantially.  We have arrangements for significant financing but we can provide no assurance that we will be able to obtain the additional required financing when needed.  Obtaining additional financing will be subject to the following factors:

• market conditions;

• investor acceptance of potential business assets; and

• investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to meet our present obligations in connection with the oil and gas interests that we have acquired or business interests that we may acquire, implementation of our business plan may fail or be delayed.

Because We Do Not Control All of Our Operations, Our Profitability Depends on Factors Outstide of Our Control. We do not operate all of our properties and we therefore have limited influence over the testing, drilling and production operations of on those properties. Our lack of control could result in the following:

• the operator might initiate exploration or development on a faster or slower pace than we prefer;

• operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, which could mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs, and we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures; and

• an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of those properties, and correspondingly, our ability to become profitable.

Because We May Be Unable to Access Our Properties or Conduct Our Operations Due to Surface Conditions, Operators May Not Be Able to Drill or Otherwise Conduct Planned Operations, Which Will Negatively Affect Our Business.  Our exploitation and development of oil and natural gas reserves depends upon access to the areas where our operations are to be conducted. We intend to conduct a portion of our operations in northern regions where we are only able to do so on a seasonal basis. Unless the surface is sufficiently frozen, we are unable to access our properties, drill or otherwise conduct our operations as planned. In addition, if the surface thaws earlier than expected, we will need to cease our operations for the season earlier than planned. Our operations are affected by road bans imposed from time to time during the break-up and thaw period in the spring. Road bans are also imposed due to snow, mud and rock slides and periods of high water, which can restrict access to our well sites and production facility sites. In recent years, winters in our northern operating areas have been warmer than normally experienced and, as a result, our operating seasons have been shorter than in the past. Our inability to access our properties or to conduct our operations as planned will result in a shutdown or slow down of our operations, which will adversely affect our business.

Because the Oil and Gas Industry is Highly Competitive,  There Is No Assurance We Will Capture Enough of the Market or The Right Investments In Oil and Gas Properties to Maintain the Limtied Profitability We Have Experienced to Date.  The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict whether the necessary funds can be raised or that any projected work will be completed.

Because Oil and Gas Operations are Subject to Comprehensive Regulation That May Cause Substantial Delays or Require Capital Outlays in Excess of Those Anticipate, Our Business May be Adversely Effected. Crude oil and natural gas operations are subject to extensive federal, state and local government regulations, which may be changed from time to time.  Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity in order to conserve supplies of crude oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of crude oil and natural gas, byproducts thereof and other substances and materials produced or used in connection with crude oil and natural gas operations. In addition, we may inherit liability for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. We are also subject to changing and extensive tax laws, the effects of which cannot be predicted. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

Any Change in Government Regulation and/pr Administrative Practices May Have a Negative Impact on Our Ability to Operate and Our Profitability. The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

If We Are Unable to Retain the Services of Our Present Management or If We Are Unable to Successfully Recruit Qualified Managerial and Field Personnel Having Experience in Oil and Gas Exploration, We May Not Be Able to Continue Our Operations.  Our success depends to a significant extent upon the continued services of our current management. Loss of their services could have a material adverse effect on our growth, revenues, and prospective business. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Because Our Officers and Directors Have Limited Liability, and We Are Required in Certain Instances to Indemnify Our Officers and Directors for Breaches of Their Fiduciary Duties. We have adopted provisions in our Articles of Incorporation and Bylaws which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Our articles generally provide that our officers and directors shall have no personal liability to us or our shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

Because Drilling Involves Many Risks, We May Become Liable for Pollution or Other Liabilities Which May Have an Adverse Effect on Our Financial Position. Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or for which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Risk Related to the Merger

Because Shareholders May Require the “Fair Value” of Their Shares in Connection With the Merger, We May be Forced to Divert Needed Money for Our Business Plan to Pay These Shareholders. The Merger is governed by the Delaware General Corporation Law ("DGCL").  As a result of the Merger, the holders of record of shares of Common Stock and Series A Preferred Stock on the Effective Date of the Merger who do not want to exchange their shares in Capital City Petroleum for shares of Common Stock and Series A Preferred Stock of the Company, and who follow the procedures set forth in Section 262 of the DGCL, will be entitled to have their shares appraised by the Delaware Chancery Court and to receive payment of the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by the court.  While the Merger was approved by the necessary number of shareholder pursuant to DGCL and our Certificate of Incorporation, there exist more than [thirty percent (30%) of our shareholders who could exercise their appraisal rights and receive "fair values" for their shares.  If all of these shareholders exercise their appraisal rights, the Company would not have these funds to invest according to its business plan, which is more fully described in "Description of the Business" above.

Risks Related to Our Stock

Because There Are a Large Number of Shares Underlying Our Series A Preferred Stock and Outstanding Warrants That May be Available for Future Sale, the Sale of These Shares May Depress the Market Price of Our Common Stock.  As of the date of the Merger, we had 26,810,740 shares of Common Stock issued and outstanding, 3,142,650 of our Series A Preferred Stock issued and outstanding, and warrants issued and outstanding to purchase a total of 3,452,800 shares of our Common Stock.  All of the shares, including all of the shares issuable upon conversion of the Series A Preferred stock and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

Because The Issuance of Shares Upon Conversion of Our Series A Preferred Stock and Outstanding Warrants Will Increase Our Total Issued and Outstanding Shares of Common Stock, Existing Common Stockholders Will Experience Immediate and Substantial Dilution.

The issuance of shares upon conversion of the Series A Preferred stock and the exercise of warrants may result in substantial dilution to the interests of our existing stockholders.

Because We are Combining with a Public Shell Company, We Cannot be Sure that the Public Shell Company Does Not have Hidden Liabilities.  CCEG is a “public shell company.” We use the term “public shell company” to refer to a company that is publicly traded but has no operations. Based upon our investigation of the public shell company, we believe that the public shell company does not have any material liabilities. We cannot, however, be certain that the public shell company did not have hidden liabilities that we were unable to discover.  In the event there are any material liabilities that we do not know about, such liabilities could have a negative impact on our stock.

We Intend to have our Securities Quoted on the OTC Bulletin Board, which will Limit the Liquidity and Price of our Securities More than if our Securities were Quoted or Listed on a National Stock Exchange. Our securities will be traded in the over-the-counter market known as the OTC Bulletin Board. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board. Quotation of our securities on the OTC Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on a national stock exchange. Lack of liquidity may limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If our Common Stock is Quoted on the OTC Bulletin Board or Traded and a Public Market for our Common Stock Develops, Short Selling could Increase the Volatility of our Stock Price.  Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of the Common Stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of the Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on OTC Bulletin Board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not Expect to Pay Dividends on the Common Stock for the Foreseeable Future, Investors Seeking Cash Dividends Should Not Purchase our Common Stock.  Other than dividends on our Series A Preferred Stock, we do not currently intend to pay cash dividends on the Common Stock and do not anticipate paying any dividends at any time in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize gains on their investment. Investors seeking cash dividends should not purchase the Common Stock.

Because we are Subject to the “Penny Stock” Rules while our Shares are Quoted on the OTC Bulletin Board, the Level of Trading Activity in our Stock may be Reduced. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealers’ presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in the Common Stock may find it difficult to sell their shares.

While our Shares are Quoted on the OTC Bulletin Board, we are Required to Remain Current in our Filings with the SEC and our Securities will not be Eligible for Quotation if we are not Current in our Filings with the SEC. While the Common Stock is quoted on the OTC Bulletin Board, we will be required order to remain current in our filings with the SEC in order for shares of the Common Stock to be eligible for quotation on the OTC Bulletin Board. In the event that we become delinquent in our required filings with the SEC, quotation of the Common Stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If the Common Stock is not eligible for quotation on the OTC Bulletin Board, investors in the Common Stock may find it difficult to sell their shares.

IN ADDITION TO THE RISK FACTORS SET FORTH ABOVE, THE COMPANY IS SUBJECT TO NUMEROUS OTHER RISKS SPECIFIC TO THE PARTICULAR BUSINESS OF THE COMPANY, AS WELL AS  GENERAL BUSINESS RISK. INVESTORS ARE URGED TO CONSIDER ALL OF THE RISKS INHERENT IN THE COMPANY'S SECURITIES PRIOR TO PURCHASING OR MAKING AN INVESTMENT DECISION. THE COMPANY'S SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A VERY HIGH DEGREE OF RISK.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the members of our Board of Directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Merger. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the Board of Directors.

Name	Age	Office(s) Held
Timothy W. Crawford	51	Chief Executive Officer, Chairman, Director
Keith J. Kauffman	45	President, Secretary, Director
Daniel R. Coffee	50	Chief Operating Officer, Director
John F. Harsh	53	Senior Vice President, Director
David Beule	43	Chief Financial Officer, Director
Todd E. Crawford	49	Director
Joseph A. Smith	48	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Timothy W. Crawford became the Chief Executive Officer and Chairman of the Board in March, 2008.  From 2007 until present, Mr. Crawford has served as Chief Executive Officer of Capital City Petroleum, Inc., a diversified oil and natural gas investing company which is the manager of the Capital City Energy Funds, a series of direct participation investment funds targeting income opportunities in the oil and natural gas industry.  He was responsible for the design and implementation of the firm’s first energy fund offered to individual investors. From 2002 to 2007, he served as the Chief Executive Officer of Capital City Partners, LLC (a stockholder of the Company), a regional financial services firm located in Columbus, Ohio.  From 2000 to 2002 he was Senior Vice President for McDonald Investments, Inc., a KeyCorp Company working in their Wealth Management Group.  From 1998 until 2000 he was a Registered Representative for Banc Stock Financial Services, Inc., a wholly owned subsidiary of The Banc Stock Group currently known as Diamond Hill Capital Management, Inc.  He is a member of The President’s Associate Council at Cedarville University.

Keith J. Kauffman became President and a director in March, 2008.  From 2005 to present, he served as President and Chief Investment Officer of Capital City Petroleum, Inc., a diversified oil and natural gas investing company, and manager of the Capital City Energy Funds, a series of direct participation investment funds targeting income opportunities in the oil and natural gas industry.  Prior to Capital City Petroleum, from 1999 to 2005 Mr. Kauffman was a financial analyst and controller for the global drilling organization of Exxon Mobil Corporation, which is a fully integrated energy corporation encompassing exploration, production, refining, marketing and global sales activities.  As a financial analyst for Exxon Mobil Drilling, he participated in business unit audit assessments on location throughout Europe and West Africa, and was instrumental in implementing drilling cost coding efficiency improvements worldwide.  From 1985 to 1999, Mr. Kauffman held a variety of field engineering, production engineering, research & development, and financial analyst assignments for Mobil Corporation, which prior to its merger with Exxon Corporation, was also a fully integrated global energy corporation.  During his time with Mobil Corporation, he participated on a team which patented a proprietary catalyst for producing polyethylene resin on a commercial scale.

Daniel R. Coffee became Chief Operating Officer and a director in March, 2008.  From 1997 to 2007, he served as Manager of Business Development and Acquisitions of Superior Well Services, Inc; a multi-million dollar Integrated Oil Field Service Company.  He also served as Division Wireline Manager and Corporate Radiation Safety Officer.  He started his oilfield career with Eastern Well Surveys, Inc. and also worked for Schlumberger Well Services, LTD where he served in various management roles.  Mr. Coffee is a current Board member of the Ohio Chapter Society of Petroleum Engineers and Past Chairman of Penn-York and Past Vice President of the Ohio Chapter Society Professional Well Log Analyst.

John F. Harsh became Senior Vice-President and a director in March, 2008.  From 2007 to the present, Mr. Harsh has served as Senior Vice President for Capital City Petroleum, Inc. where he is responsible for strengthening the retail and institutional distribution channels of the Fund Management Division.  From 2006 until 2007, he was a financial advisor to high net worth clients with Ferris, Baker Watts, Inc. and specialized in energy related investments for his clients.  From 2003 until 2006 he was a Financial Advisor with McDonald Investments, Inc. a division of KeyCorp, also specializing in energy related investments for his clients.  From 1998 until 2003 he was a Financial Advisor with the Trust and Investment Services Division of First National Bank of Zanesville. From 1993 until 1998, he was the regional sales director and business manager for the securities sales program of the Ohio Community Bankers Association, where he helped to hire, train and manage Registered Representatives operating within community banks throughout Ohio. While at the Ohio Community Bankers Association he was also charged with establishing asset management services under the Association’s Registered Investment Advisory Company.

David T. Beule became Chief Financial Officer and a director in March, 2008. From 2003 to present, he serves as Chief Executive Officer of Appalachian Basin CPAs, Inc. a niche oil and gas accounting firm in Canton, Ohio performing accounting, audit, taxation and valuation services for companies in the oil and gas community. He began his career at Hall, Kistler & Co. from 1989 to 2003 where he became Manager and handled tax, audit and acquisition work for their SEC clients. He is a Certified Public Accountant in Ohio and a Certified Valuation Analyst.  David is a member of the AICPA, Ohio Society of CPAs, Council of Petroleum Accountant’s Society, National Association of Certified Valuation Analysts, Society of Petroleum Engineers and the Ohio Oil and Gas Association.

Todd E. Crawford became a director in March, 2008.  Todd Crawford co-founded Capital City Asset Management Group (“CCAMG”), which is an SEC registered investment advisory firm.  From 2005 to present, he has served as Chief Executive Officer, Chief Investment Officer and Chief Compliance Officer for CCAMG.  His primary role is to oversee all the day-to-day operations of the firm and to establish the investment portfolios for the firm’s advisors and clients.  He also oversees and directs the activities of the compliance department for CCAMG.  Mr. Crawford is one of the founders and a partner of CCSSM Partners, LLC (a stockholder of the company).  Mr. Crawford has an investment advisory career spanning over 20 years helping clients achieve their investment goals.  Before forming CCAMG, in 2000 he was an Investment Consultant for McDonald Investments, Inc., a KeyCorp company.  He was the investment specialist for a group of financial professionals that consulted high net worth individuals and businesses on appropriate solutions for their investment, banking and insurance needs.  Mr. Crawford began his financial career in 1988 with Jefferson Pilot Financial Services, Inc. as a financial planner.  In 1989 he joined Banc Stock Financial Services, Inc., a wholly owned subsidiary of The Banc Stock Group, as a registered representative.  He later became a portfolio manager of primarily fee-based investment accounts for companies and high net worth individuals.  Mr. Crawford also worked in the investment banking division placing first and secondary offerings for Banks and Thrifts.

Joseph A. Smith became a director in March, 2008.  From 2003 to present, he served as the Managing Director and Head of Investment Banking of Capital City Partners, LLC (a stockholder of the Company)

and its affiliates, a regional diversified financial services firm, located in Columbus, Ohio and Miami, Florida. In addition to his investment banking duties, he became a member of CCSSM Partners LLC (a stockholder of the company) in 2006 and is the Manager of the SIG Real Property Fund LLC, a Florida real estate fund and the Opportunity Fund LLC, a private equity fund.  Prior to Capital City Partners LLC, from 2002 to 2003, Mr. Smith was Senior Vice President of Investment Banking for vFinance Investments, Inc. which specialized in financing small-cap/micro-cap public companies. From 2001-2002, Mr. Smith was a Senior Vice President at William R. Hough & Co, Florida’s oldest municipal bond underwriting firm. From 1990 to 2001, Mr. Smith served as a principal and Managing Director of First Equity Corporation of Florida, one of South Florida’s oldest local brokerage firms.  From 1987 to 1990, Mr. Smith served as a Vice President of Lehman Brothers. Mr. Smith began his career with Merrill Lynch in 1982 and held various positions there until 1987. At Merrill Lynch, where he was responsible for the management of portfolios consisting of public and private companies with assets in excess of $100 million.

Directors and Officers

Our Bylaws authorize no less than one (1) and no more than thirteen (13) directors.  We currently have seven directors on the board.  Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws.  Our officers are appointed by our Board of Directors and hold office until removed by the board.

Our Board of Directors has determined that Mr. Todd Crawford is independent pursuant to the definition and standards set forth by the Company.  Messrs. Timothy Crawford, Kauffman, Coffee, Harsh, Beule and Smith, who participate with the full Board of Directors in performing the functions of an audit committee, a compensation committee and a nomination committee, are employees or contractors of the Company and are not considered independent under such standards, as further discussed below under the heading “Committees of the Board.”

Family Relationships

Messrs. Timothy Crawford and Todd Crawford are brothers.  Other than this relationship, there are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Director or Officer Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following  occurred  with  respect  to a present or former director or executive officer of  the  Company:  (1)  any bankruptcy petition filed by or against any business  of which such person was a general partner or executive officer either at  the  time  of the bankruptcy or within two years prior to that time; (2) any conviction  in  a  criminal  proceeding  or  being subject to a pending criminal proceeding  (excluding  traffic  violations and other minor offenses); (3) being subject  to  any order, judgment or decree, not subsequently reversed, suspended or  vacated,  of  any  court  of  any  competent  jurisdiction,  permanently  or temporarily enjoining, barring, suspending or otherwise limiting his involvement in  any  type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Meetings of Our Board of Directors

Our Board of Directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by unanimous written consent.

Committees of the Board

We do not currently any standing committees of the Board of Directors.  The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process.  We believe that our size and the size of our Board, at this time, do not require a separate nominating committee.  As provided in the Bylaws, the Board has the authority to expand the number of directors and fill the newly created seats on the Board without shareholder vote.

When evaluating director nominees, our directors consider the following factors:

➢	The appropriate size of our Board of Directors;
➢	Our needs with respect to the particular talents and experience of our directors;
➢
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

➢	The reputation and integrity of any nominee;
➢	The experience of any nominee in the oil and gas industry;
➢	The experience of any nominee in political affairs;
➢	The experience of any nominee with accounting rules and practices; and
➢	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not have a formal policy regarding any nominees proposed by the shareholders.  Shareholders may submit a nominee proposal to the Board by sending such proposal in writing to the Board at the executive offices of the Company, and the Board will consider such nominee in the same manner in which it would consider a nominee identified as described above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, and paid to our officers and directors for all services rendered in all capacities to us for our fiscal years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE
Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy W. Crawford(1) Chief Executive Officer and Director	2007 2006	29,032 -	- -	- -	- -	- -	- -	- -	29,032 -
Keith J. Kauffman(2) President, Secretary and Director	2007 2006	150,000 135,000	- -	- -	- -	- -	- -	6,000 -	156,000 135,000
Daniel R. Coffee(3) Chief Operating Officer and Director	2007 2006	18,750 -	- -	- -	- -	- -	- -	- -	18,750 -
John F. Harsh(4) Senior Vice President and Director	2007 2006	11,667 -	- -	- -	- -	- -	- -	- -	11,667 -
David Beule(5) CFO and Director	2007 2006	- -	- -	- -	- -	- -	- -	2,000 -	2,000 -
Jennie Slade, Former Chief Executive Officer, President and Director	2007 2006	- -	- -	- -	- -	- -	- -	- -	- -
Joey Jennings, Former Chief Strategic Officer	2007 2006	- -	- -	- -	- -	- -	- -	- -	-

(1)           Compensation is based on amounts Mr. Crawford received indirectly from CCSSM Partners, LLC.

(2)           Compensation is based on amounts Mr. Kaufman received from Capital City Petroleum and its predecessor, Capital City Petroleum, LLC.

(3)           Compensation is based on amounts Mr. Coffee received from Capital City Petroleum.  Mr. Coffee began such employment on November 1, 2007.

(4)           Compensation is based on automobile and insurance allowance.

Narrative Disclosure to the Summary Compensation Table

Compensation granted to our executive officers is based on their level of experience and contributions to the Company. The Company presently not does have employment agreements with any of its current management. The Company plans to enter into such arrangements when it becomes economically feasible.

Incentive Stock Plan

The Company has adopted the Plan to attract, retain and motivate officers, directors, employees and independent contractors, and to further align their interests with those of the Company's shareholders, by providing for performance based benefits.  The Plan provides for the grant of stock options, restricted stock and other equity-based awards.  The board has reserved 2,500,000 shares of Common Stock for issuance under the Plan.  To date, no awards have been granted under the Plan.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer of the Company outstanding as of the end of the last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Timothy W. Crawford	-	-	-	-	-	-	-	-	-
Keith J. Kauffman	-	-	-	-	-	-	-	-	-
Daniel R. Coffee	-	-	-	-	-	-	-	-	-
John F. Harsh	-	-	-	-	-	-	-	-	-
David Beule	-	-	-	-	-	-	-	-	-
Jennie Slade	0	0	0	0	0	0	0	0	0
Joey Jennings	0	0	0	0	0	0	0	0	0

Director Compensation

Directors do not currently receive any cash or other compensation from the Company or for their service as members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of the Common Stock and Series A Preferred Stock as of the effective date of the Merger by (1) all persons who beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our capital stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 26,810,740 shares of Common Stock outstanding determined as of the effective date of the Merger.

Name and address of Beneficial Owner [1]	Common Stock Beneficial Ownership[2]	Percent
Timothy W. Crawford[3]	3,027,306	9.1%
Keith J. Kauffman[4]	282,860	*
Daniel R. Coffee[5]	258,333	*
Todd E. Crawford[6]	3,018,713	9.0%
Joseph A. Smith[7]	1,724,335	5.2%

All Officers and Directors as a Group (5 persons)	8,311,547	24.9%

Other 5% owners
Michael J. McKenzie[8]	3,032,525	9.1%
Gary T. Sturtz[9]	3,017,512	9.0%

* Less than 1%

1.           Unless otherwise indicated, the business address for each of the individuals is 8351 North High Street, Suite 101, Columbus, Ohio 43235.

2.           May include shares of Common Stock, shares of our Series A Preferred Stock (which is currently convertible on a 1:1 basis into Common Stock) and warrants that are currently exercisable into Common Stock.

3.           Mr. Crawford is our Chief Executive Officer and Chairman of the Board.  Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (b) 1,646,530 shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (c) 128,434 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (d) 212,148 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (e) 4,860 shares of common stock owned by Mr. Crawford’s spouse, and  (f) 4,934 shares of Series A Preferred Stock owned by Mr. Crawford’s spouse.

4.           Mr. Kauffman is our President and Secretary and a director.  Includes 258,333 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Kauffman’s pecuniary ownership in such entity.

5.           Mr. Coffee is our Chief Operating Officer and a director.  Includes 258,333 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Coffee’s pecuniary ownership in such entity.

6.           Mr. Crawford is a director.  Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (b)  shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (c) 642,168 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, (d) 212,148 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. Crawford’s pecuniary ownership in such entity, and (e) 174 shares of Series A Preferred Stock owned by Mr. Crawford.  Mr. Crawford’s business address is 1335 Dublin Road, Suite 122D, Columbus, Ohio 43235.

7.           Mr. Smith is a director.  Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Smith’s pecuniary ownership in such entity, (b) 789,182 shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. Smith’s pecuniary ownership in such entity, (c) 307,791 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. Smith’s pecuniary ownership in such entity, (d) 101,682 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. Smith’s pecuniary ownership in such entity, and (e) 2,189 shares of Series A Preferred Stock owned by Mr. Smith.  Mr. Smith’s business address is One Datran Center, 9100 South Dadeland Boulevard, Penthouse 2 - Suite 1800, Miami, Florida 33156.

8.           Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. McKenzie’s pecuniary ownership in such entity, (b) 1,646,530 shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. McKenzie’s pecuniary ownership in such entity, (c) 128,434 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. McKenzie’s pecuniary ownership in such entity, (d) 212,148 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. McKenzie’s pecuniary ownership in such entity, (e) 7,450 shares of common stock owned by Mr. McKenzie’s spouse, and  (f) 7,563 shares of Series A Preferred Stock owned by Mr. McKenzie’s spouse.  Mr. McKenzie’s business address is 1335 Dublin Road, Suite 122D, Columbus, Ohio 43235.

9.           Includes (a) 516,667 shares of common stock held by The Energy Acquisition Group, LLC, which shares represent Mr. Sturtz’s pecuniary ownership in such entity, (b) 1,646,530 shares of common stock held by CCSSM Partners, LLC, which shares represent Mr. Sturtz’s pecuniary ownership in such entity, (c) 128,434 shares of common stock held by The Opportunity Fund, LLC, which shares represent Mr. Sturtz’s pecuniary ownership in such entity, and (d) 212,148 shares of common stock issuable upon exercise of warrants held by The Opportunity Fund, LLC, which shares represent Mr. Sturtz’s pecuniary ownership in such entity.  Mr. Sturtz’s business address is 1335 Dublin Road, Suite 122D, Columbus, Ohio 43235.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of the Common Stock (computed on a fully diluted basis).

The following shows the beneficial ownership of our Series A Preferred Stock by our officers and directors.  There are no beneficial owners of more than five percent (5%) of the Series A Preferred Stock. Except as otherwise indicated, all shares of Series A Preferred Stock are owned directly and the percentage shown is based on 3,142,650 shares of Series A Preferred Stock outstanding determined as of  the effective date of the Merger.

Name and address Of Beneficial Owner[1]	Series A Preferred Stock Beneficial Ownership	Percent
Timothy W. Crawford[2]	4,934	*
Keith J. Kauffman[3]	8,071	*
Daniel R. Coffee	--	--
Todd E. Crawford[4]	174	*
Joseph A. Smith[5]	2,189	*

All Officers and Directors as a Group (5 persons)	15,368	*
* Less than 1%

1.           Unless otherwise indicated, the business address for each of the individuals is 8351 North High Street, Suite 101, Columbus, Ohio 43235.

2.           Mr. Crawford is our Chief Executive Officer and Chairman of the Board.  Includes 4,934 shares of Series A Preferred Stock owned by Mr. Crawford’s spouse.

3.            Mr. Kauffman is our President and Secretary and a director.

4.           Mr. Crawford is a director.  Mr. Crawford’s business address is 1335 Dublin Road, Suite 122D, Columbus, Ohio 43235.

5.           Mr. Smith is a director.  Mr. Smith’s business address is One Datran Center, 9100 South Dadeland Boulevard, Penthouse 2 - Suite 1800, Miami, Florida 33156.

Securities Authorized for Issuance Under Equity Compensation Plans

As of the end of the most recent fiscal year of the Company, we had not adopted any equity incentive plans.  Since then and shortly before the Merger, we have adopted an equity incentive plan which provides for the issuance of stock options, restricted stock awards, and other equity-based awards.  Our board has reserved 2,500,000 shares of Common Stock for issuance under the Plan.  To date, we have not granted any awards under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With the exception of the Merger and the matters set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us:

1.
On March 11, 2008, simultaneous with the consummation of the Merger, in a separate transaction, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with our former Chief Executive Officer and sole director, Jennie Slade.  Pursuant to the Purchase Agreement, we transferred our interest in all of the membership units of BabyDot LLC, our wholly owned subsidiary, to Ms. Slade in exchange for the cancellation of 3,900,000 of shares of common stock owned by her in our company, and the cancellation of related party indebtedness owed to Ms. Slade in the amount of $7,749.

2.
On August 1, 2006, Capital City Petroleum LLC, the predecessor of Capital City Petroleum, Inc., engaged Capital City Partners Southeast LLC to perform certain investment banking services under an Investment Banking Agreement.  Capital City Partners Southeast LLC was a joint venture between The Opportunity Fund (owned and controlled by Timothy Crawford, Todd Crawford and Joseph Smith) and GS Capital Partners LLC (owned and controlled by Joseph Smith).  Capital City Partners Southwest LLC was subsequently acquired by The Opportunity Fund at the end of 2006.  Capital City Consulting Group LLC, a wholly owned subsidiary of The Opportunity Fund, assumed responsibility under the Investment Banking Agreement.  Under the Investment Banking Agreement, we paid Capital City Consulting Group, LLC an initial retainer of $10,000, and agreed to pay the company a fee of $10,000 per month.  Capital City Consulting Group, LLC was also entitled to compensation and warrants to purchase common stock in connection with any financing, equity raise, or acquisition transactions Capital City Petroleum, LLC would be involved in for eighteen months from the start of August 1, 2006.  Thus, aside from the retainer and monthly fees, which amounted to $190,000 to date, Capital City Consulting LLC earned cash of $0 and five year warrants to purchase 92,880 shares of common stock valued at $10.00 (pre split) per share associated with a $2.155MM Private Placement and compensation consisting of cash and in kind services of $434,525 and five year warrants to purchase 34,400 shares of common stock valued at $12.50 (pre-split) per share in association with the Fund rollup $11.7MM (Contribution Agreements) transaction.

3.
The August 1, 2006 Investment Banking Agreement was set to expire February 1, 2008.  However, on December 17, 2007, Capital City Petroleum, Inc. entered into a new Investment Banking Agreement with Capital City Consulting Group, Inc. that replaced the old agreement.  Before this agreement was signed, Capital City Consulting Group LLC was transferred to a company called Capital City Partners, Inc. (controlled by Timothy Crawford, Todd Crawford, and Joseph Smith).  We paid Capital City Consulting Group, LLC an initial retainer of $20,000, and agreed to pay the company a fee of $10,000 per month, which may be increased to $20,000 per month if Capital City Consulting Group, LLC engages 50% of its time and capacity on our business or has a Letter of Intent (LOI) executed for an approved transaction.  Capital City Consulting Group, LLC will also receive cash fees and warrants to purchase our common stock in connection with any financing, equity raise, or acquisition transactions Capital City Petroleum, Inc. would be involved in for eighteen months from the start of 2008.  To date, Capital City

Consulting Group, LLC earned $20,000 and warrants to purchase 0 shares of common stock under the new agreement. Joseph Smith, our director, will receive remuneration from Capital City Consulting Group, LLC and as such will benefit indirectly from this engagement.

4.
Mr. Buele is the Chief Executive Officer of Appalachian Basin CPAs, Inc. a niche oil and gas accounting firm in Canton, Ohio which performs accounting, taxation and valuation services for the Company. During 2007, the Company paid Appalachian Basin CPAs, Inc. $69,000.

5.
Until October, 2007, the Company’s administrative functions were provided by The Opportunity Fund, LLC (fka Capital City Partners, LLC), a shareholder or the Company controlled by Timothy Crawford, Todd Crawford and Joseph Smith, with the Company being charged by The Opportunity Fund for 100% of the Company’s direct cost and an allocated share of other general and administrative costs, which amounted to $197,656.37 in 2007.

6.
At December 31, 2006 the Company had an outstanding note payable of $400,000 to Eagle Foundation.  The note terms required interest at the rate of 9.50% per annum. The Company paid back $300,000 of the note, and at December 31, 2007, the Company owed $100,000 under a new note for the remaining amount.  The new note terms also required interest at the rate of 9.50% per annum. Mr. Timothy Crawford, our CEO and Director, has worked with Eagle Foundation since the late 1980s as a financial advisor through his position at Capital City Asset Management Group. Mr. Crawford was never employed or held any ownership position with Eagle Foundation. Mr. Crawford’s brother, Todd Crawford, currently is the financial advisor for Eagle Foundation through his position with Capital City Asset Management Group.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 90,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 par value per share (of which 3,250,000 have been designated as Series A Preferred Stock). Immediately following the Merger, there were 26,810,740 shares of Common Stock issued and outstanding and 3,142,650 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock not yet approved, the holders of the Common Stock and Series A Preferred Stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of the Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of the Common Stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors from time to time, the holders of shares of the Common Stock will be entitled to such cash dividends as may be declared from time to time by our Board of Directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our Board of Directors, upon liquidation, dissolution or winding up, the holders of shares of the Common Stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of the Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of the Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Preferred Stock

Our Board of Directors is authorized by the Articles of Incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our Articles of Incorporation authorize the Board of Directors to issue a class of preferred stock. Specifically, the preferred stock may be issued from time to time by the Board of Directors as shares of one (1) or more classes or series. Our Board of Directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Series A Preferred Stock

Our Series A Preferred Stock vote together with the shares of the Common Stock at any annual or special meeting of stockholders, or may act by written consent in the same manner as our Common Stock, on an as converted basis.

Dividends accrue on the Series A Preferred Stock at a rate of ten percent (10%) per annum. To the extent we have funds legally available for the payment of dividends; accrued dividends will be paid on a calendar quarterly basis.

Upon any liquidation, dissolution or winding up of our affairs, each holder of Series A Preferred Stock shall be entitled, after provision for the payment of our debts and other liabilities, to be paid in cash in full, before any distribution is made on any common stock, an amount in cash equal to the greater of (i) the Series A Initial Amount ($2.50 per share) plus all accrued but unpaid dividends to such holder’s Series A Preferred Stock or (ii) the amount such holder of Series A Preferred Stock would have received had such holder converted all Series A Preferred Stock held by such holder into common stock including in respect of accrued but unpaid dividends immediately prior to such liquidation, dissolution or winding up of our affairs.

At any time any holder of Series A Preferred Stock shall have the right, at its option, to convert all or any portion of the shares of Series A Preferred Stock held by such holder into a number of shares of the Common Stock computed by dividing the Series A Initial Amount ($2.50) by the Series A Conversion Price (initially, $2.50) in effect on the date of conversion.  In addition, upon conversion, the Company shall pay all accrued and unpaid dividends on such converted shares (as determined by the Company is its sole discretion) (A) in cash (such dividends to be paid solely out of the Company’s retained earnings legally available for the payment of dividends), or (B) by the issuance of such number of shares of Series A Preferred Stock as equals the quotient of the accrued and unpaid dividends on such converted shares and the Series A Initial Amount, and then converting such Series A Preferred Stock into the Common Stock.

Beginning January 1, 2009, we have the right to redeem all or any portion of the Series A Preferred Stock for the Series A Initial Amount ($2.50 per share) plus all accrued but unpaid dividends to such holder’s Series A Preferred Stock; however, the holder of Series A Preferred Stock may elect to convert the Series A Preferred Stock to the Common Stock in lieu of such redemption.

Dividend Policy

We have never declared or paid any cash dividends on the Common Stock.  Except for the stated quarterly dividend on our Series A Preferred Stock, we currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends with respect to the Common Stock in the foreseeable future.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Trading Information for Our Stock

Our common stock is currently quoted on the OTC Bulletin Board, which is sponsored by the NASD. The OTC Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of January 31, 2008, our shares were quoted on the OTC Bulletin Board under the symbol “CETG.”

The following table sets forth the range of high and low bid quotations for the Common Stock for each of the periods indicated as reported by the OTC Bulletin Board.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending October 31, 2007; First Quarter 2008
Quarter Ended	High $	Low $
January 31, 2008	$.20	$.20
October 31, 2007	$.20	$.20
July 31, 2007	$.20	$.20

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for the Common Stock. Therefore, stockholders may have difficulty selling our securities.

Trading Information for Capital City Petroleum Stock

Prior to the Merger, Capital City Petroleum was a privately-held company. There has never been a public market for the securities of Capital City Petroleum.

Transfer Agent

The transfer agent for the Common Stock is Empire Stock Transfer Inc., 2470 St. Rose Pkwy, Suite 304,
Henderson, Nevada 89074.

Item 3.02.  Unregistered Sales of Equity Securities

In connection with the Merger, each share of Capital City Petroleum’s issued and outstanding common stock immediately prior to the closing of the Merger (other than shares held by stockholders who are entitled to demand and properly demand appraisal rights under Delaware law) was converted into the right to receive ten (10) shares of the Common Stock.  Subject to the exercise of appraisal rights pursuant to Delaware law, 20,750,740 shares of the Common Stock were issued to the former holders of common stock of Capital City Petroleum as of the effective date of the Merger in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

In connection with the Merger, each share of Capital City Petroleum’s issued and outstanding Series A Preferred Stock immediately prior to the closing of the Merger (other than shares held by stockholders who are entitled to demand and properly demand appraisal rights under Delaware law) was converted into the right to receive ten  (10) shares of our Series A Preferred Stock.  Subject to the exercise of appraisal rights pursuant to Delaware law, 3,142,650 shares of our Series A Preferred Stock were issued to the former holders of Series A Preferred Stock of Capital City Petroleum on as of the effective date of the Merger in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

All issued and outstanding warrants to purchase shares of Capital City Petroleum common stock were replaced by warrants to purchase the Company’s common stock upon substantially identical terms, adjusted to reflect the conversion ratio of 10 to 1 in the Merger, such that, upon exercise of strike prices ranging from $0.10 to $1.50, calculated on a post-merger basis, the new warrants are convertible into a total of 3,452,800 shares of the Company’s common stock.

Item 5.01.  Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the effective time of the Merger, Jennie Slade resigned as our sole director, President and Chief Executive Officer, and Joey Jennings resigned as our Chief Strategic Officer. There was no known disagreement with Ms. Slade or Mr. Jennings on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth herein. Pursuant to the terms of the Merger Agreement, our Board of Directors was reconstituted to consist of Timothy W. Crawford (Chairman), Keith J. Kauffman, Daniel R. Coffee, John F. Harsh, David Beule, Todd E. Crawford, and Joseph A. Smith.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year

On March 11, 2008, and effective on that date, we amended Article IV, Section 15 of our Bylaws as follows:

“The authorized number of directors of the corporation shall be not less than one (1) nor more than thirteen (13) as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors.  Directors need not be stockholders unless so required by the Articles of Incorporation.  The Board of Directors are authorized by unanimous consent to appoint other members of the Board of Directors from time to time as the need arises.  If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.”

The Amended and Restated Bylaws is filed as Exhibit 3.1 hereto.

Prior to the Merger, the Company’s fiscal year end was October 31, and the fiscal year end of Capital City Petroleum was December 31.  Following the interpretive guidelines of the Commission, the Company has elected to formally change its fiscal year end to match its accounting predecessor’s fiscal year end.  At the effective time of the Merger, the Board of Directors of the Company acted by unanimous written consent to change the Company’s fiscal year end from October 31 to December 31.

Item 5.06 Change in Shell Company Status

Upon the closing of the Merger, the Company ceased to be a shell company. The material terms of the Merger are described in Item 2.01 above, which is incorporated herein by reference.

 Item 9.01.   Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of our predecessor Capital City Petroleum, Inc., a Delaware corporation, for the years ended December 31, 2005, 2006, and 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)   Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Merger(1)
2.2	Membership Interest Purchase Agreement(1)
3.1	Amended and Restated Bylaws(1)
10.1	Capital City Energy Group, Inc. Stock Option Plan(1)
10.2	Contribution Agreement with Zenith Fund V, LLC, dated October 29, 2007(1)
10.3	Contribution Agreement with Zenith Fund VI, LLC, dated October 29, 2007(1)
10.4	Contribution Agreement with Zenith Fund VIII, LLC, dated October 29, 2007(1)
10.5	Contribution Agreement with Zenith Fund IX, LLC, dated October 29, 2007(1)
10.6	Contribution Agreement with Zenith Fund X, LLC, dated October 29, 2007(1)
10.7	Contribution Agreement with Zenith Fund XI, LLC, dated October 29, 2007(1)
10.8	Contribution Agreement with Capital City Energy, LLC, dated October 29, 2007(1)
10.9	Investment Banking Agreement, dated August 1, 2006(1)
10.10	Investment Banking Agreement, dated December 17, 2007(1)
10.11	Assignment and Sale of Ownership Interest, dated January 22, 2008(1)
10.12	Promissory Note, dated June 8, 2007(1)
99.1	Audited financial statements of Capital City Petroleum, Inc. for the years ended December 31, 2005, 2006 and 2007
99.2	Pro forma financial information(1)
1. Previously filed as an Exhibit to the Form 8K  filed on March 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2008	Capital City Energy Group, Inc.

By: /s/ Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer